UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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PROGRESS SOFTWARE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROGRESS SOFTWARE CORPORATION
14 Oak Park
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Progress Software Corporation will be held on May 12, 2009, commencing at 10:00 a.m., local time, at our principal executive offices located at 14 Oak Park, Bedford, Massachusetts 01730, for the following purposes:

1.	To fix the number of directors constituting the full Board of Directors at six;

2.	To elect six directors nominated by the Board of Directors;

3.	To approve an amendment to the Progress Software Corporation 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under that plan from 4,000,000 shares to 4,500,000 shares;

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009; and

5.	To transact any other business as may properly come before the annual meeting and any adjournment or postponement of that meeting.

Proposal 2 relates solely to the election of six directors nominated by our Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any shareholder.

Our Board of Directors has fixed the close of business on March 16, 2009 as the record date for determination of the shareholders entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement of that meeting.

By Order of the Board of Directors,

James D. Freedman
Secretary

April 10, 2009

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ABOUT THE MEETING AND VOTING
PROPOSALS 1 AND 2: ELECTION OF DIRECTOR NOMINEES
DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
DIRECTOR COMPENSATION TABLE -- FISCAL YEAR 2008
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
Summary Compensation Table -- Fiscal Years 2007 and 2008
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED TABLE -- FISCAL YEAR 2008
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 3: AMENDMENT TO THE PROGRESS SOFTWARE CORPORATION 1991 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
PROPOSALS OF SHAREHOLDERS FOR 2010 ANNUAL MEETING
EXPENSES OF SOLICITATION
AVAILABLE INFORMATION

PROGRESS SOFTWARE CORPORATION
14 Oak Park
Bedford, Massachusetts 01730

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of Progress Software Corporation of proxies for use at the 2009 Annual Meeting of Shareholders to be held on May 12, 2009, at 10:00 a.m., local time, at our principal executive offices located at 14 Oak Park, Bedford, Massachusetts 01730. We anticipate that this proxy statement and the accompanying form of proxy will first be mailed to shareholders on or about April 10, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to Be Held on May 12, 2009:

This proxy statement and our 2008 Annual Report to shareholders are available at:
http://materials.proxyvote.com/743312

At the annual meeting, shareholders will be asked to consider and vote upon the following proposals:

1.	To fix the number of directors constituting the full Board of Directors at six;

2.	To elect six directors nominated by the Board of Directors;

3.	To approve an amendment to the Progress Software Corporation 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under that plan from 4,000,000 shares to 4,500,000 shares;

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009; and

5.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement of that meeting.

You may obtain directions to the location of the annual meeting by visiting our website at www.progress.com.

ABOUT THE MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the meeting notice provided with this proxy statement, including the election of directors, an amendment to our employee stock purchase plan and ratification of the appointment of our independent registered public accounting firm.

Who can attend the meeting?

All shareholders as of the close of business on March 16, 2009, the record date, or their duly appointed proxies, may attend the meeting. If you plan to attend the meeting, please note that you will need to bring your proxy card or voting instruction card and valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting and all mobile phones must be silenced during the meeting.

Please also note that if you hold your shares through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the record date for the meeting are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. There were 39,825,859 shares of our common stock outstanding on the record date.

What are the voting rights of the holders of the company’s common stock?

Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered at the meeting.

What is the difference between holding shares as a stockholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us by completing, signing, dating and returning a proxy card, or to vote in person at the annual meeting.

Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares. We have sent these proxy materials to your broker or bank. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee will provide a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

What is a quorum?

A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the annual meeting, the presence, in person or by proxy, of the holders of at least 19,912,930 shares, which is a simple majority of the 39,825,859 shares outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before the shareholders.

If you are a shareholder of record, you must deliver your vote by mail or attend the annual meeting in person and vote in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. If you do not vote via proxy card or provide any instructions to your broker, your shares will still count for purposes of attaining a quorum and your broker may vote your shares in its discretion on proposals 1, 2 and 4.

How do I vote?

If you are a shareholder of record, you have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxy will vote according to your instructions. You may also attend the meeting and personally vote by ballot.

If you are a beneficial owner of shares, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

Can I change or revoke my vote?

You may revoke your vote at any time before the proxy is exercised by filing with our secretary a written notice of revocation or by signing and duly delivering a proxy bearing a later date. At the meeting, you may revoke or change your vote by submitting a proxy to the inspector of elections or voting by ballot. Your attendance at the meeting will not by itself revoke your vote.

What are the recommendations of our Board of Directors?

Our Board of Directors recommends that you vote:

•	for the proposal to fix the number of directors constituting the full Board of Directors at six (see proposal 1);

•	for the election of the slate of directors nominated by our Board of Directors (see proposal 2);

•	for approval of the amendment to the employee stock purchase plan to increase the number of authorized shares from 4,000,000 to 4,500,000 (see proposal 3); and

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009 (see proposal 4).

What vote is required to approve each proposal?

Election of Directors

Directors are elected by a plurality of votes cast. This means that the six directors receiving the most votes cast at the meeting will be elected to serve for the next year. Only votes cast “for” are counted in determining whether a plurality has been cast in favor of a director. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes, while included for purposes of attaining a quorum, will have no effect on the vote on this proposal.

All Other Proposals

For each other proposal, the proposal will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes will have no effect on the vote on the approval of that proposal.

Street Name Shares and Broker Non-Votes

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals. “Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote. For this meeting, if you do not give specific instructions, your broker or nominee may cast your vote in its discretion for: proposal 1, to fix the number of directors, proposal 2, the election of directors and proposal 4, the ratification of the appointment of our independent registered public accounting firm. Abstentions and “broker non-votes”, while included for purposes of attaining a quorum, will have no effect on the vote. If you do not give specific instructions, your broker or nominee is not permitted to cast your vote in its discretion for proposal 3, the approval of an amendment to our employee stock purchase plan, and such “broker non-vote” will not be counted in determining the total number of shares necessary for approval of that proposal and will therefore have no effect on this proposal.

What is “householding” of proxy materials?

In some cases, shareholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the proxy materials. This practice is designed to reduce duplicate mailings and save printing and postage costs. If you would like to have a separate copy of our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, shareholders receiving multiple copies at the same address may wish to receive only one. If you now receive more than one copy, and would like to receive only one copy, please submit your request to the address or phone number that appears on your proxy card.

Who will count the votes and where can I find the voting results?

American Stock Transfer & Trust Company will tabulate the voting results. We will announce the voting results at the annual meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

PROPOSALS 1 AND 2: ELECTION OF DIRECTOR NOMINEES

The number of directors on our Board of Directors is fixed from time to time by our shareholders and may be enlarged or reduced by vote of a majority of our Board of Directors. Currently our Board of Directors is comprised of seven members. Our Board of Directors has proposed that the number of directors be fixed at six, and has nominated for election as directors Barry N. Bycoff, Ram Gupta, Charles F. Kane, David A. Krall and Michael L. Mark, each of whom is currently a director of our company, and Richard D. Reidy, our President and Chief Executive Officer, who is not currently a director. Joseph W. Alsop, our co-founder and former Chief Executive Officer, and Roger J. Heinen, Jr., who has been a director of our company since 1999, will not stand for re-election to the Board of Directors at the annual meeting.

In March 2009, Mr. Bycoff was appointed to the newly-created position of Executive Chairman. In this role, Mr. Bycoff provides advice to the Chief Executive Officer with a principal focus on strategic matters and consults in the annual performance evaluation of the Chief Executive Officer. Mr. Bycoff also works with the Lead Independent Director and the Chief Executive Officer to prepare Board of Directors meeting agendas, chairs meetings of the Board of Directors and reports on the overall progress of our company.

In March 2009, Mr. Mark was appointed to the newly-created position of Lead Independent Director of our Board of Directors. Previously, Mr. Mark was Chairman of the Board. In the role of Lead Independent Director, Mr. Mark presides over meetings of the independent members of our Board of Directors. Mr. Mark also works with the Executive Chairman and the Chief Executive Officer to prepare Board of Directors meeting agendas.

Each director elected at the annual meeting will hold office until the next annual meeting of shareholders or special meeting in lieu of such annual meeting and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. There are no family relationships among any of our executive officers or directors.

Each of the director nominees named in this proxy statement has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. In the event that before the annual meeting one or more nominees should become unwilling or unable to serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by our Board of Directors for such other person or persons as may thereafter be nominated for director by the Nominating and Corporate Governance Committee and our Board of Directors.

If a quorum is present at the annual meeting, a majority of the votes properly cast will be required to fix the number of directors at six, and a plurality of the votes properly cast will be required to elect a nominee to the office of director.

Our Board of Directors recommends that you vote FOR the proposal fixing the number of directors at six and FOR the election of the following six individuals as directors: Barry N. Bycoff, Ram Gupta, Charles F. Kane, David A. Krall, Michael L. Mark and Richard D. Reidy.

DIRECTORS

The following table sets forth the director nominees, their ages, and the positions currently held by each person with our company.

Name	Age	Position

Barry N. Bycoff	60	Executive Chairman
Ram Gupta(1)(2)(3)	46	Director
Charles F. Kane(1)(2)	51	Director
David A. Krall(2)(3)	48	Director
Michael L. Mark(1)(3)	63	Lead Independent Director
Richard D. Reidy	49	President and Chief Executive Officer

(1)	Member of Audit Committee

(2)	Member of Nominating and Corporate Governance Committee

(3)	Member of Compensation Committee

Mr. Bycoff became our Executive Chairman in March 2009 and has been a director since March 2007. From May 2005 to July 2007, Mr. Bycoff was a venture partner of Pequot Ventures, the venture capital arm of Pequot Capital Management, Inc., and from July 1996 to November 2004, Mr. Bycoff was Chairman and CEO of Netegrity, Inc.

Mr. Gupta has been a director since May 2008.  From August 2000 to October 2004, Mr. Gupta was Executive Vice President, Peoplesoft Inc., and from November 2005 to May 2007, Mr. Gupta was President and Chief Executive Officer of CAST Iron Systems, Inc. Mr. Gupta is currently a private investor. Mr. Gupta also is a director of Source Forge, Inc. and S1 Corp.

Mr. Kane has been a director since November 2006.  Mr. Kane is currently President and Chief Operating Officer of One Laptop Per Child. From May 2006 to October 2006, Mr. Kane was Chief Financial Officer of RSA Security Inc., and from July 2002 to May 2006, was Chief Financial Officer of Aspen Technology, Inc. Mr. Kane also is a director of Netezza Corporation and Borland Software Corporation.

Mr. Krall has been a director since February 2008.  Mr. Krall is currently President, Chief Executive Officer and a member of the Board of Directors of QSecure, Inc. From 2000 to 2007, Mr. Krall was President, Chief Executive Officer and a member of the Board of Directors of Avid Technology, Inc.

Mr. Mark was appointed Lead Independent Director in March 2009 and has been a director since July 1987. From December 2006 until March 2009, Mr. Mark was Chairman of the Board. Mr. Mark is a private investor.

Mr. Reidy became our President and Chief Executive Officer in March 2009. Prior to that time, Mr. Reidy was our Chief Operating Officer, a position to which he was appointed in September 2008. From December 2007 until September 2008, Mr. Reidy was Executive Vice President, and from 2004 until December 2007, was President, DataDirect Technologies. Mr. Reidy joined us in 1985.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our Board of Directors met ten times during the fiscal year ended November 30, 2008. Each of the directors attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he served during fiscal year 2008. Our Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees.

Audit Committee

The Audit Committee of our Board of Directors during fiscal year 2008 consisted of Messrs. Bycoff, Kane and Mark, with Mr. Kane serving as Chairman. In connection with his appointment as Executive Chairman in March 2009, Mr. Bycoff resigned as a member of the Audit Committee in order to ensure that the independence requirements of the Securities and Exchange Commission, or SEC, and The NASDAQ Stock Market LLC, or NASDAQ, continue to be met. Our Board of Directors then appointed Mr. Gupta to the Audit Committee to replace Mr. Bycoff for the remainder of fiscal year 2009.

Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Kane qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee met five times during fiscal year 2008.

The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the Corporate Governance page. As described more fully in its charter, the Audit Committee oversees our accounting and financial reporting processes, internal controls and audit functions.

For fiscal year 2008, among other functions, the Audit Committee:

•	appointed the independent registered public accounting firm;

•	reviewed with our independent registered public accounting firm the scope of the audit for the year and the results of the audit when completed;

•	reviewed the independent registered public accounting firm’s fees for services performed; and

•	reviewed with management various matters related to our internal controls.

Compensation Committee

The Compensation Committee of our Board of Directors during fiscal 2008 consisted of Messrs. Heinen, Krall (from March 2008) and Gupta (from June 2008), with Mr. Heinen serving as Chairman. Scott McGregor, who did not stand for re-election at the 2008 annual meeting of shareholders, served on the Compensation Committee until April 2008. In March 2009, in connection with Mr. Heinen’s decision not to stand for re-election to our Board of

Directors, Mr. Krall was appointed Chairman of the Compensation Committee and Mr. Mark was appointed a member of the Compensation Committee, in each case, to replace Mr. Heinen for the remainder of fiscal year 2009.

Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by NASDAQ. The Compensation Committee met seven times during fiscal year 2008. The Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the Corporate Governance page.

In accordance with its charter, the Compensation Committee:

•	oversees our overall compensation structure, policies and programs;

•	administers our stock option and other equity-based plans;

•	reviews, and recommends to our Board of Directors for its approval, the compensation of our Chief Executive Officer;

•	reviews and determines the compensation of all officers (as defined in Section 16 of the Exchange Act) of our company other than the Chief Executive Officer;

•	reviews and makes recommendations to our Board of Directors regarding the compensation of our directors; and

•	is responsible for producing the annual report included in this proxy statement.

Our Chief Executive Officer, our other executives, and our human resources department support the Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding our compensation programs. In addition, our Chief Executive Officer makes recommendations to the Compensation Committee on an annual basis regarding salary increases, potential bonuses, and stock option grants for each of our other executive officers.

The Compensation Committee has sole authority under its charter to retain, approve fees for, determine the scope of the assignment of, and terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities. In fiscal year 2008, the Compensation Committee retained Radford Surveys + Consulting to assist it in evaluating the compensation of our officers and directors. Please read the “Compensation Discussion and Analysis” included in this proxy statement for additional information on the role of Radford Surveys + Consulting in the executive compensation process.

At the beginning of each fiscal year, the Compensation Committee begins the process of reviewing executive officer and board compensation for the coming fiscal year. The Compensation Committee members are provided reports from the external compensation consultant comparing our executive compensation and equity grants relative to the market and comparing our equity granting practices relative to a peer group. Reports are also provided on board of director compensation relative to the market and a peer group.

During the first quarter of each fiscal year, the Compensation Committee reviews recommendations from management on the current fiscal year short-term incentive programs relative to anticipated corporate performance. In April, the Compensation Committee reviews and approves changes to executive officers’ total target cash compensation, which includes base salary and target bonus. Changes, as discussed in the “Compensation Discussion and Analysis,” were approved and implemented as of April 1, 2008.

Prior to the annual meeting of shareholders for each fiscal year, the Compensation Committee also reviews and makes recommendations to the full Board of Directors regarding any changes to Board compensation.

At the end of the fiscal year, the Compensation Committee reviews preliminary results of the short term incentive programs, 401(k) match and 401(k) cash bonus in excess of federal limits. Final review and approval of these programs and costs are completed early in the following fiscal year prior to any payments.

In accordance with our Stock Option Grant Policy, the Compensation Committee meets four times a year to review and approve stock option grant requests.

Communication with Compensation Committee members is accomplished through committee meetings, teleconference calls or email. Members of management and/or the external compensation consultants participate in these various communication methods and attend meetings or conference calls at the invitation of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors during fiscal 2008 consisted of Messrs. Bycoff, Gupta and Heinen, with Mr. Bycoff serving as Chairman. In connection with his appointment as Executive Chairman in March 2009, Mr. Bycoff resigned as Chairman of the Nominating and Corporate Governance Committee in order to ensure that the independence requirements of NASDAQ continue to be met. Our board of directors then appointed Messrs. Kane and Krall to the Nominating and Corporate Governance Committee, replacing Messrs. Bycoff and Heinen for the remainder of fiscal year 2009. In addition, Mr. Gupta was appointed Chairman of the Nominating and Corporation Governance Committee for the remainder of fiscal year 2009.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by NASDAQ. The Nominating and Corporate Governance Committee met twice during fiscal year 2008. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the Corporate Governance page.

In accordance with its charter, the Nominating and Corporate Governance Committee:

•	is responsible for identifying qualified candidates for election to our Board of Directors and recommending nominees for election as directors at the annual meeting;

•	assists in determining the composition of our Board of Directors and its committees;

•	assists in developing and monitoring a process to assess the effectiveness of our Board of Directors; and

•	assists in developing and implementing our Corporate Governance Guidelines.

During 2008, the Nominating and Corporate Governance Committee implemented a self-evaluation process to determine whether our Board of Directors and its committees are functioning effectively, and the results of these evaluations were reported to our Board of Directors.

Our Board of Directors, led by the Nominating and Corporate Governance Committee, reviews and discusses its succession plans for our senior management, including the Chief Executive Officer.

A copy of our Corporate Governance Guidelines can be found on our website at www.progress.com under the Corporate Governance page.

Director Compensation

The following table sets forth a summary of the compensation earned by or paid to our non-employee directors in fiscal year 2008.

DIRECTOR COMPENSATION TABLE — FISCAL YEAR 2008

		Stock	Option
	Fees Earned or	Awards	Awards
Name	Paid in Cash	(1)(2)	(3)(4)	Total

Barry N. Bycoff(5)	$87,500	$122,063	$194,596	$404,159
Ram Gupta(6)	73,800	60,229	87,592	220,821
Roger J. Heinen, Jr.(7)	74,400	104,563	119,653	298,216
Charles F. Kane(8)	87,500	122,500	193,788	403,788
David A. Krall(9)	71,900	83,855	137,957	293,712
Michael L. Mark(10)	80,000	112,000	128,152	320,152
Scott A. McGregor(11)	29,948	89,844	—	119,792

(1)	Amount listed for each director’s deferred stock unit grants for fiscal year 2008 is calculated by multiplying the number of deferred stock units by the closing price of our common stock on the date of grant.

(2)	Amounts listed relate to the grant of fully vested deferred stock units to the named directors as follows:

	Total Deferred Stock Units	Total Deferred Stock Units
Name	Granted in Fiscal 2008	as of November 30, 2008

Mr. Bycoff	5,170	10,947
Mr. Gupta	3,087	3,087
Mr. Heinen	4,421	11,517
Mr. Kane	5,184	12,989
Mr. Krall	3,698	3,698
Mr. Mark	4,740	4,740
Mr. McGregor	3,000	—

(3)	Amounts listed reflect the dollar amount recognized for financial statement reporting purposes for fiscal year 2008 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R) with respect to stock options. Amounts include awards granted in and prior to fiscal year 2008. The methodology and assumptions used to calculate the cost of each director’s option grants for fiscal year 2008 are described in Note 8 appearing on page 47 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2008.

(4)	Amounts listed relate to the grant of stock options to the named directors as follows:

•	Mr. Bycoff was granted a fully vested option to purchase 7,612 shares of our common stock with an exercise price of $29.94 on April 24, 2008, and a fully vested option to purchase 11,864 shares of our common stock with an exercise price of $19.51 on October 15, 2008. The aggregate grant date fair value of these options was $139,657.

•	Mr. Gupta was granted an option to purchase 25,000 shares of our common stock with an exercise price of $19.51 on October 15, 2008, in connection with joining our Board of Directors. This option was vested and exercisable on the grant date with respect to 6/60th of the option, with the balance of the option to be exercisable in 54 monthly installments commencing on November 1, 2008. Mr. Gupta was also granted a fully vested option to purchase 11,667 shares of our common stock with an exercise price of $19.51 on October 15, 2008. The aggregate grant date fair value of these options was $214,315.

•	Mr. Heinen was granted a fully vested option to purchase 6,572 shares of our common stock with an exercise price of $29.94 on April 24, 2008, and a fully vested option to purchase 10,085 shares of our common stock with an exercise price of $19.51 on October 15, 2008. The aggregate grant date fair value of these options was $119,653.

•	Mr. Kane was granted a fully vested option to purchase 7,667 shares of our common stock with an exercise price of $29.94 on April 24, 2008, and a fully vested option to purchase 11,864 shares of our common stock with an exercise price of $19.51 on October 15, 2008. The aggregate grant date fair value of these options was $140,166.

•	Mr. Krall was granted an option to purchase 25,000 shares of our common stock with an exercise price of $29.94 on April 24, 2008, in connection with joining our Board of Directors. This option was vested and exercisable on the grant date with respect to 3/60th of the option, with the balance of the option to be exercisable in 57 monthly installments commencing on May 1, 2008. Mr. Krall was also granted a fully vested option to purchase 4,199 shares of our common stock with an exercise price of $29.94 on April 24, 2008, and a fully vested option to purchase 9,746 shares of our common stock with an exercise price of $19.51 on October 15, 2008. The aggregate grant date fair value of these options was $326,681.

•	Mr. Mark was granted a fully vested option to purchase 7,010 shares of our common stock with an exercise price of $29.94 on April 24, 2008, and a fully vested option to purchase 10,847 shares of our common stock with an exercise price of $19.51 on October 15, 2008. The aggregate grant date fair value of these options was $128,152.

•	Mr. McGregor was not granted any additional options prior to his departure from our Board of Directors.

Each director had the following unexercised stock options outstanding at November 30, 2008:

Unexercised Stock Options
Outstanding at
Name	November 30, 2008

Mr. Bycoff	44,476
Mr. Gupta	36,667
Mr. Heinen	52,157
Mr. Kane	44,531
Mr. Krall	38,945
Mr. Mark	134,788
Mr. McGregor	—

(5)	In addition to the annual board retainer, Mr. Bycoff received compensation in connection with his service as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit and Special Litigation Committees.

(6)	Mr. Gupta was elected to our Board of Directors on May 22, 2008. In addition to the annual board retainer, Mr. Gupta received compensation in connection with his service as a member of the Compensation and Nominating and Corporate Governance Committees.

(7)	In addition to the annual board retainer, Mr. Heinen received compensation in connection with his service as Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee.

(8)	In addition to the annual board retainer, Mr. Kane received compensation in connection with his service as Chairman of the Audit Committee and as Chairman of the Special Litigation Committee.

(9)	Mr. Krall was elected to our Board of Directors on February 5, 2008. In addition to the annual board retainer, Mr. Krall received compensation in connection with his service as a member of the Compensation Committee.

(10)	In addition to the annual board retainer, Mr. Mark received compensation in connection with his service as Chairman of the Board and as a member of the Audit Committee.

(11)	Mr. McGregor did not stand for re-election at our 2008 annual meeting of shareholders. Prior to his departure from our Board of Directors, Mr. McGregor received compensation in connection with his service as a member of the Compensation Committee.

Discussion of Director Compensation Table

For fiscal year 2008, the non-employee directors of our company were paid an annual retainer of $275,000. In addition, the Chairman of the Board received $25,000 for serving in that capacity. With respect to service on the committees of our Board of Directors, the following fees were paid: Audit Committee — $25,000 for the Chairman and $20,000 for the other members; Compensation Committee — $15,000 for the Chairman and $12,500 for the other members; Nominating and Corporate Governance Committee — $10,000 for the Chairman and $7,500 for the other members; and special committees (while in use) — $30,000 for the Chairman and $25,000 for the other members. Employee directors of our company receive no compensation for serving as a director, except that all directors, including employee directors, are eligible to be reimbursed for expenses incurred in attending board or committee meetings.

These fees were paid 25% in cash and 75% in equity (with 35% in the form of fully vested deferred stock units and 40% in the form of fully vested stock options). The number of option shares was determined by dividing the compensation amount by the grant date Black Scholes value. The number of deferred stock units was determined by dividing the compensation amount by the grant date closing price of our common stock as reported by NASDAQ. The deferred stock units will be settled for an equivalent number of shares of our common stock (1) following the date upon which the director ceases to provide services to our company in that capacity or (2) upon a change of control of our company, except in the event that the company is involved in a transaction in which shares of our common stock will be exchanged for cash or other consideration, in which case the director will receive cash or other consideration equal in value to the aggregate number of deferred stock units credited to the director as of the change of control.

The fiscal year 2008 compensation was paid to our non-employee directors in two installments, coincident with the April and October dates upon which we made our broad-based employee equity grants. Amounts paid were pro-rated for Mr. Krall, who was elected a director on February 5, 2008, and Mr. Gupta, who was elected a director on May 22, 2008. Each of Messrs. Krall and Gupta also received an option to acquire 25,000 shares of our common stock in connection with his appointment to our Board of Directors.

In April 2007, we adopted stock retention guidelines for our non-employee directors. These guidelines provide for all non-employee directors to hold at least 10,000 shares of our common stock and/or deferred stock units. Directors have three years to attain this ownership threshold.

In March 2009, Mr. Bycoff was appointed to the newly-created position of Executive Chairman and Mr. Mark was appointed to the newly-created position of Lead Independent Director of our Board of Directors. As of the date of this proxy statement, Mr. Bycoff’s compensation as Executive Chairman and Mr. Mark’s compensation as Lead Independent Director have not yet been finalized.

CORPORATE GOVERNANCE

Independence of Members of our Board of Directors

Our Board of Directors has determined that each of our non-employee directors (Messrs. Gupta, Kane, Krall and Mark) is independent within the meaning of the director independence standards of NASDAQ and the applicable rules of the SEC. In making this determination, our Board solicited information from each of the directors regarding whether that director, or any member of his immediate family, had a direct or indirect material interest in any transactions involving our company, was involved in a debt relationship with our company or received personal benefits outside the scope of the director’s normal compensation. Our Board of Directors considered the responses of the directors, and independently considered the commercial agreements, acquisitions and other material transactions entered into by us during fiscal year 2008, and determined that none of our non-employee directors had a material interest in those transactions.

Executive Chairman

In March 2009, Mr. Bycoff was appointed to the newly-created position of Executive Chairman. In this role, Mr. Bycoff provides advice to the Chief Executive Officer with a principal focus on strategic matters and consults in the annual performance evaluation of the Chief Executive Officer. Mr. Bycoff also works with the Lead Independent Director and the Chief Executive Officer to prepare Board of Directors meeting agendas, chairs meetings of the Board of Directors and reports on the overall progress of our company. In connection with his appointment as Executive Chairman, Mr. Bycoff resigned as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee in order to ensure that the independence requirements of the SEC and NASDAQ continue to be met.

Lead Independent Director

In March 2009, Mr. Mark was appointed to the newly-created position of Lead Independent Director of our Board of Directors. Previously, Mr. Mark was Chairman of the Board. In the role of Lead Independent Director, Mr. Mark presides over meetings of the independent members of our Board of Directors. Mr. Mark also works with the Executive Chairman and the Chief Executive Officer to prepare Board of Directors meeting agendas.

Chief Executive Officer

In March 2009, Mr. Reidy was appointed as our new President and Chief Executive Officer. Mr. Reidy succeeded Joseph W. Alsop in those roles. As of the date of this proxy statement, changes, if any, to Mr. Reidy’s compensation to reflect his appointment as our President and Chief Executive Officer have not yet been finalized.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held following regularly scheduled meetings of our Board of Directors. Executive sessions do not include the employee directors of our company, and the Lead Independent Director is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Our Board of Directors delegates the search for, and recommendation of, director nominees to the Nominating and Corporate Governance Committee. When considering a potential candidate for membership on our Board of Directors, the Nominating and Corporate Governance Committee will consider any criteria it deems appropriate, including, among other things, the experience and qualifications of any particular candidate as well as such candidate’s past or anticipated contributions to our Board of Directors and its committees. At a minimum, each nominee is expected to have the highest personal and professional integrity and demonstrated exceptional ability and judgment, and to be effective, with the other directors, in collectively serving the long-term interests of our shareholders. In addition, the Nominating and Corporate Governance Committee has established the following minimum requirements:

•	at least five years of business experience;

•	no identified conflicts of interest as a prospective director of our company;

•	no convictions in a criminal proceeding (aside from traffic violations) during the five years prior to the date of selection; and

•	willingness to comply with our Code of Conduct and Finance Code of Professional Ethics.

The Board of Directors retains the right to modify these minimum qualifications from time to time, and exceptional candidates who do not meet all of these criteria may still be considered.

The Nominating and Corporate Governance Committee may also consider other criteria that it deems appropriate from time to time for the overall composition and structure of our Board of Directors, and intends to seek a board of directors that, as a whole, reflects a diversity of background, experience, skills, ages, race and gender.

In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews each such director’s overall past service to us, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable independence standards. In the case of a new director candidate, the Nominating and Corporate Governance Committee determines whether the candidate meets the applicable independence standards, and the level of the candidate’s financial expertise. The candidate will also be interviewed by the Nominating and Corporate Governance Committee.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management and the other directors through the use of search firms or other advisors, through recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. In particular, the Nominating and Corporate Governance Committee identified Mr. Krall and Mr. Gupta during fiscal 2008 as potential director candidates through then current directors. Once a candidate has been identified, the Nominating and Corporate Governance Committee confirms that the candidate meets all of the minimum qualifications for a director nominee established by the Committee. The Nominating and Corporate Governance Committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. The same procedures apply to all candidates for director nomination, including candidates submitted by shareholders. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board of Directors’ approval as director nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to our Board of Directors for appointment to its committees.

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by shareholders of our company. Recommendations sent by shareholders must provide the following information:

•	the name and address of record of the shareholder;

•	a representation that the shareholder is a record holder of our common stock, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications described above;

•	a description of all arrangements or understandings between the shareholder and the proposed director candidate; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed under SEC rules.

The submission must be accompanied by a written consent of the individual to be named in our proxy statement as standing for election if nominated by our Board of Directors and to serve if elected by the shareholders. Shareholder recommendations of candidates for election as directors at an annual meeting of shareholders must be given at least 120 days prior to the date on which our proxy statement was released to shareholders in connection with our previous year’s annual meeting.

Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending a written communication to the Committee at our offices located at 14 Oak Park, Bedford, Massachusetts 01730, c/o Corporate Secretary.

Policy Governing Shareholder Communications with our Board of Directors

Our Board of Directors welcomes communications from shareholders. Any shareholder may communicate either with our Board of Directors as a whole, or with any individual director, by sending a written communication addressed to the Board of Directors or to such director at our offices located at 14 Oak Park, Bedford, Massachusetts 01730, or by submitting an email communication to board@progress.com. All communications sent to our Board of Directors will be forwarded to the Board of Directors, as a whole, or to the individual director to whom such communication was addressed.

Policy Governing Director Attendance at Annual Meetings of Shareholders

We do not require members of our Board of Directors to attend the annual meeting of shareholders. Messrs. Alsop, Heinen and Mark attended the annual meeting of shareholders held in 2008.

Codes of Conduct

Our Board of Directors has adopted a Finance Code of Professional Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Corporate Controller and other employees of our finance organization and a Code of Conduct that applies to all of our officers, directors and employees. Copies of the Code of Conduct and the Finance Code of Professional Ethics can be found on our website at www.progress.com under the Corporate Governance page.

Stock Option Grant Policy

Our Board of Directors has adopted a Stock Option Grant Policy providing for stock options and other equity awards to be made on fixed grant dates during the year. This Stock Option Grant Policy was amended in September 2008. A copy of the amended Stock Option Grant Policy can be found on our website at www.progress.com under the Corporate Governance page.

For more corporate governance information, you are invited to access the Corporate Governance section of our website at www.progress.com

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our philosophy is to reward executives based upon corporate and individual performance, as well as to provide long-term incentives for the achievement of future financial and strategic goals. We emphasize pay-for-performance compensation programs, which we believe advance both the short and long-term interests of our shareholders. We use a combination of total target cash compensation, composed of base salary and an annual cash incentive compensation program, a long-term equity incentive compensation program, and a broad-based benefits program to create a competitive compensation package for our executive management team. We describe below our compensation philosophy, policies and practices with respect to Mr. Alsop, who was our Chief Executive Officer during fiscal year 2008, Mr. Reidy, who became our Chief Operating Officer in September 2008 and became our Chief Executive Officer in March 2009, our Chief Financial Officer and our two other most highly compensated executive officers, who are collectively referred to as our named executive officers.

Administration and Objectives of our Executive Compensation Program

Our Compensation Committee is responsible for establishing and administering our policies governing the compensation for our executive officers, including salaries, cash incentives and equity incentive compensation. Our Compensation Committee consists of three independent members of our Board of Directors, all with extensive experience in the industry.

Our Compensation Committee has designed our overall executive compensation program to achieve the following objectives:

•	attract and retain talented executives in today’s highly competitive market;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	provide a competitive compensation package that aligns the interests of our executive officers and shareholders by tying a significant portion of an executive’s cash compensation to the achievement of performance goals; and

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success.

We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve these objectives. The Compensation Committee uses its judgment and experience and the recommendations of the Chief Executive Officer (except for his own compensation) to determine the appropriate mix of compensation for each individual.

In determining whether to adjust the compensation of any one of our named executive officers, the Compensation Committee takes into account market compensation levels for each role, the contributions and performance of each named executive officer, and any changes in the responsibilities and roles of each named executive officer.

To assist the Compensation Committee in making decisions on total direct compensation for executives and company-wide equity grants, the Compensation Committee utilizes peer and industry group data and analysis provided by its external compensation consultant, Radford Surveys + Consulting, or “Radford”. Radford provided the following studies: “Executive Compensation Review” and “Aggregate Equity Usage”. The reports prepared by Radford utilized the survey data from the Radford High Tech Executive Total Direct Compensation survey to benchmark the various elements of executive pay and utilized the peer group data from the Aggregate Equity Usage report for details of equity practices, in particular stock option burn rates.

The peer group list is comprised of 14 other companies in the software industry with revenue and market capitalization comparable to us. These companies are BEA Systems, Inc. (BEAS), Borland Software Corporation (BORL), Citrix Systems, Inc. (CTXS), Cognos (COGN), Epicor Software Corporation (EPIC), Informatica Corporation (INFA), Lawson Software (LWSN), MicroStrategy Incorporated (MSTR), Parametric Technology Corporation (PMTC), Red Hat, Inc. (RHT), Salesforce.com, inc. (CRM), Sybase, Inc. (SY), TIBCO Software Inc. (TIBX) and Wind River Systems, Inc. (WIND). This peer group list is reviewed on an annual basis to ensure the companies remain a valid comparison and to account for any corporate structure changes in the peer groups, such as an acquisition by another company. In November 2007, at the time Radford compiled data for the peer group, the companies in the peer group ranged in size on a revenue basis from approximately $0.3 billion to $1.2 billion with a median of $0.7 billion as compared to our revenue of $0.5 billion, and on a market capitalization basis from approximately $0.2 billion to $8.5 billion with a median of $1.7 billion as compared to our market capitalization of $1.1 billion.

We also use survey data for additional perspective on executive compensation. We participate in the Radford Executive survey to benchmark our executives, including the named executive officers, to the marketplace. The materials from Radford include a comprehensive report providing details on the benchmark positions used for each executive as well as analysis on base salary, short term incentives, total actual cash, total target cash compensation, actual total direct compensation and target total direct compensation. The survey data was comprised of compensation information from companies in the high technology industry with revenue ranging from $0.4 billion to $0.8 billion. There were 63 companies that fit within this criterion.

Executive Compensation Components

Our executive compensation program is primarily composed of three elements: (1) base salary; (2) incentive compensation in the form of annual cash bonus awards; and (3) equity-based long-term incentive compensation in the form of stock options. Our Compensation Committee has not adopted a formal policy for allocating between these various forms of compensation; however, we generally strive to provide our named executive officers with a balance of short-term and long-term incentives. In addition, we provide our executives with benefits that are generally available to our employees, including medical, dental, group life and disability insurance and our 401(k) plan. We also have entered into an Employee Retention and Motivation Agreement with each of our named executive officers, which provides for payments and benefits upon a change of control of our company and/or certain involuntary terminations of employment thereafter.

Within the context of the overall objectives of our compensation programs, the Compensation Committee determined the specific amounts of compensation, including base salary, incentive cash compensation and equity compensation, to be paid to each of our executives for our fiscal year ended November 30, 2008 based on a number of factors, including:

•	our understanding of compensation generally paid by similarly-situated companies to their executives with similar roles and responsibilities;

•	the roles and responsibilities of our executives; and

•	the individual experience and skills of, and expected contributions from, our executives.

Our philosophy in designing our executive compensation plan is to target base salary at or below the 50th percentile, total cash compensation around the median level of actual cash compensation and equity awards between the 50th and 75th percentile as compared to the compensation studies prepared by the outside compensation firms. In fiscal 2008, our named executive officers ranged from 62% to 118% of the 50th percentile for total target cash compensation and ranged from 56% to 106% of the 75th percentile for equity awards in comparison to the survey data. These total cash compensation levels are only achieved if we perform against our goals. The Compensation Committee uses between the 50th and 75th percentile for equity awards in order to reward executive officers for superior performance and align the interests of the executive officers with the interests of shareholders by having a significant portion of their compensation based on increases in shareholder value.

We discuss each of the primary elements of our executive compensation program in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are meant to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Base Salary.  Our Compensation Committee annually reviews total target cash compensation ranges, including base salary, for each of our executive officers in April. We have historically established base salaries for each of our executives based on a number of factors, including:

•	competition in the marketplace to hire and retain executives;

•	the roles and responsibilities of our executives; and

•	the data received from an outside compensation consulting firm.

In April 2008, as part of our annual review process, our Compensation Committee adjusted annual base salaries for our named executive officers, other than Messrs. Alsop and Stamen. In doing so, with respect to our named executive officers, other than Mr. Alsop, our Compensation Committee considered the recommendations of Mr. Alsop in determining appropriate base salary levels. The Compensation Committee decided to increase the base salary of each of Messrs. Ireland, Reidy and Robertson by between 3% and 21%. The Compensation Committee also decided to retain the base salary of Mr. Stamen at its current level. The Board of Directors, based on the recommendation of the Compensation Committee, did not change Mr. Alsop’s base salary. These base salary increases were made by the Compensation Committee based upon a review of individual, business unit and/or departmental contribution and performance by each named executive officer, and were made in connection with an overall review of the named executive officer’s total target cash compensation for the fiscal year, including both his annual base salary and target cash bonus amount. These increases were effective April 1, 2008.

In October 2008, the Compensation Committee approved a $10,000 increase in Mr. Reidy’s base salary. This increase was made in connection with Mr. Reidy’s appointment as our Chief Operating Officer in September 2008. The Compensation Committee approved this increase based, in part, upon data provided by Radford.

Based on their salaries as of the beginning of the fiscal year and these changes, the named executive officers were paid the salary amounts for the fiscal year ended November 30, 2008 as set forth below in the Summary Compensation Table.

Annual Cash Incentive Program.  It is our philosophy to base a significant portion of an executive officer’s total compensation opportunity on performance incentives. Our named executive officers participate in our Corporate Executive Bonus Plan, which is intended to provide an incentive for superior work and to motivate eligible executive officers toward overall business results, to tie their goals and interests to those of the company and its shareholders, and to enable the company to attract and retain highly qualified executives. This bonus plan is administered by our Compensation Committee.

Executive officers may receive a bonus payment under the bonus plan based upon the attainment of performance targets which are established by the Compensation Committee. These performance goals are based on our growth strategy as reflected in our annual operating budget. In April 2008, our Compensation Committee formally approved corporate goals under the bonus plan for our named executive officers.

As in prior years, these corporate goals were based on total revenue and non-GAAP operating income for the current fiscal year. The Compensation Committee also added a third performance goal tied to the growth of revenue within the Enterprise Infrastructure and DataDirect product lines. The Compensation Committee added this performance goal as an incentive for us to achieve further growth in these newer product lines. Our Board of Directors discussed and reviewed operating plans with management during board presentations in September and December. The Compensation Committee reviewed and discussed performance goals and incentive bonus plan designs with management during committee meetings in January, February and April.

For fiscal year 2008, one-third of a named executive officer’s bonus was contingent upon the attainment of the performance goal related to our total revenue, one-third was contingent upon the attainment of the performance goal related to our non-GAAP operating income and one-third was contingent upon the attainment of the performance goal related to revenue in those product lines listed above. The Compensation Committee communicated the bonus criteria to the named executive officers after those criteria were established. The Compensation Committee may in its discretion adjust bonuses payable under the bonus plan based on the achievement of individual performance goals, although no such adjustments occurred in fiscal 2008.

The Compensation Committee established a minimum level of total revenue, a minimum level of non-GAAP operating income and a minimum level of selected product line revenue for fiscal year 2008, which minimum level must be achieved for an executive officer to receive any portion of his target bonus amount allocated to that performance goal. Once the minimum threshold has been achieved, the attainment percentage for each performance goal for an executive officer’s bonus is a linear calculation of:

actual amount — threshold amount
target amount — threshold amount

After the performance goals were established for the bonus plan, we acquired IONA Technologies PLC in September 2008. We paid approximately $125 million to acquire IONA, net of cash acquired, which represented the largest acquisition in our history. IONA was a provider of SOA infrastructure products and services and the acquisition broadened our Enterprise Infrastructure product lines.

As in prior years with past acquisitions, the Compensation Committee determined that post-acquisition revenue from the IONA product lines should not be added 100% to our results for purposes of determining the attainment of the fiscal year 2008 performance goals. This revenue was excluded because the IONA acquisition was not contemplated at the time the performance goals were established. However, upon the recommendation of the Compensation Committee, our Board of Directors approved an aggregate $1,000,000 increase in the total amount of funds to be paid as (1) bonuses under our bonus plan, and (2) matching contributions to our 401(k) Plan, to reflect the significant time and effort required to complete the IONA acquisition and integrate the IONA product lines with our existing products.

As approved by our Board of Directors and Compensation Committee, we implemented this increase by including a portion of post-acquisition IONA revenue within total revenue and product line revenue for those divisions or product lines into which the IONA product lines were integrated. In the case of the bonus plan, approximately 50% of the post-acquisition IONA revenue was included. The revenue figures below for fiscal year 2008 reflect the inclusion of this IONA post-acquisition revenue.

For our fiscal year ended November 30, 2008, the total revenue target was $524 million and the minimum threshold amount was $444 million. Our total revenue for fiscal year 2008 for bonus purposes, including the IONA revenue as described above, was $509 million, resulting in the payment of approximately 82% of the portion of each named executive officer’s bonus allocated to that performance goal. In addition, the difference between the total revenue for bonus purposes of $509 million and total revenue in our financial statements of $516 million related to adjustments for translation differences between actual and budgeted foreign exchange rates and differences between open software license orders at the beginning and end of the fiscal year.

For our fiscal year ended November 30, 2008, the non-GAAP operating income target was $124 million and the minimum threshold amount was $84 million. Our non-GAAP operating income for fiscal year 2008 for bonus purposes was $116 million, resulting in the payment of approximately 81% of the portion of each named executive officer’s bonus allocated to that performance goal.

Non-GAAP operating income differs from operating income determined under generally accepted accounting principles (GAAP) by excluding amortization of acquired intangibles, stock-based compensation, impairment of goodwill, and professional services fees associated with the investigation and shareholder derivative lawsuits related to our historical stock option grant practices. We use non-GAAP operating income to make operational and investment decisions because we believe the costs and expenses that we exclude from GAAP operating income are not tied to our core operating results. For these reasons, we also use non-GAAP operating income as a performance goal.

For our fiscal year ended November 30, 2008, the revenue target for the Enterprise Infrastructure and DataDirect product lines was $196 million and the minimum threshold amount was $172 million. Our revenue within these divisions for fiscal year 2008 for bonus purposes, including the IONA revenue as described above, was $178 million, resulting in the payment of approximately 27% of the portion of each named executive officer’s bonus allocated to that performance goal.

In April 2008, as part of the annual review process, the Compensation Committee reviewed and approved changes to target incentive bonuses for each named executive officer, other than Mr. Alsop. In doing so, our Compensation Committee considered the recommendations of Mr. Alsop with respect to each of the other named executive officers. The Compensation Committee decided to increase the target incentive bonus of each of Messrs. Ireland, Reidy, Robertson and Stamen by between 4% and 25%. These new target incentive bonus amounts were $250,000 for Mr. Robertson, $250,000 for Mr. Ireland, $250,000 for Mr. Reidy, and $180,000 for Mr. Stamen. The Board of Directors, based on the recommendation of the Compensation Committee, did not change Mr. Alsop’s target incentive bonus amount of $325,000.

In October 2008, the Compensation Committee approved a $20,000 increase in Mr. Reidy’s target bonus amount. This increase was made in connection with Mr. Reidy’s appointment as our Chief Operating Officer in September 2008. The Compensation Committee approved this increase based, in part, upon data provided by Radford.

These target incentive bonus amounts represented over 40% of the named executive’s total target cash compensation. Thus, these targets represented a significant percentage of our named executive officers’ total target cash compensation and varied depending on the position of the named executive officer, with our Chief Executive Officer having the greatest percentage of his compensation tied to the company’s targets since he has the most influence over the success of our company. Based on the achievement of the performance goals described above, the named executive officers were paid the bonus amounts set forth below in the Summary Compensation Table.

Equity Compensation.  We also use equity compensation to attract, retain, motivate and reward our named executive officers. Historically, we have used stock options as our primary equity compensation tool. Stock option grants are intended to correlate executive compensation with our long-term success as measured by our stock price. Stock options are tied to our future success because options granted have an exercise price equal to the closing market value at the date of grant and will only provide value to the extent that the price of our stock increases above the exercise price.

The Compensation Committee’s decisions regarding the amount and type of equity incentive compensation, the allocation of equity and relative weighting of these awards within total executive compensation have been based on the Compensation Committee’s understanding and individual experiences of market practices of similarly-situated companies. Equity-based incentive awards are intended to be the longer-term components of our overall executive compensation program. While annual incentive cash compensation is designed to encourage shorter-term performance (generally performance over a one-year period), equity-based awards are designed to encourage performance by our executive officers over several years.

The Compensation Committee utilizes the grant data from the peer group and the survey data provided by Radford Surveys + Consulting to assist it in determining the size of the overall equity pool for our company as well as the individual grants to the named executive officers. In fiscal 2008, our equity compensation program for executive officers consisted primarily of stock options. Our executive officers realize value on these options only if our stock price increases (which benefits all shareholders) and only if the executive officers remain employed with us beyond the date their options vest.

The Compensation Committee believes that option grants to executive officers provide the following benefits:

•	Align management interests with shareholder interests by creating a direct link between compensation and shareholder return;

•	Give management a significant, long-term interest in our success; and

•	Help retain key executives in a competitive market for talent.

Stock option awards provide our named executive officers with the right to purchase shares of our common stock at a fixed exercise price, typically for a period of either ten years, if awarded prior to 2005, or seven years, if awarded since 2005, subject to continued employment with our company. Stock options are awarded on the basis of anticipated long-term contribution to us and generally vest in monthly increments over a five-year period versus a software industry norm of four years.

Consistent with our Stock Option Grant Policy, our current practice is to make annual grants of stock options to our employees, including our named executive officers, in two equal installments during the fiscal year. As a result, on April 24, 2008 and October 15, 2008, the Compensation Committee granted a stock option to each of our named executive officers set forth below in the Grants of Plan-Based Awards Table based on the factors listed above. In October 2008, the Compensation Committee approved an increase in the option award to Mr. Reidy by an additional 30,000 shares. This increase was made in connection with Mr. Reidy’s appointment as our Chief Operating Officer in September 2008. The Compensation Committee approved this increase based, in part, upon data provided by Radford Surveys + Consulting.

For fiscal year 2008, the Compensation Committee also included a performance share award program as part of the overall equity pool. The named executive officers were eligible to participate, with each of Messrs. Robertson, Ireland and Reidy eligible to receive 4,000 performance shares and Mr. Stamen eligible to receive 3,000 performance shares. The extent of Mr. Alsop’s participation was to be determined by the full Board of Directors at a later date. If issued, the performance share awards would consist of restricted shares of our common stock, subject to two-year vesting. Under the program, performance shares would not be issued unless we exceeded the total revenue target established to achieve 100% payout under the bonus plan. As described above, we did not achieve the total revenue target necessary to achieve 100% payout under the bonus plan and, accordingly, no performance shares were issued in fiscal year 2008.

Severance and Change in Control Benefits

We have entered into an Employee Retention and Motivation Agreement with each of the named executive officers. Each agreement provides for certain payments and benefits upon a change of control of our company and/or certain involuntary terminations of employment thereafter. Our Board of Directors determined that it is in the best interests of our company and its shareholders to assure that we will have the continued dedication and objectivity of our key employees, despite the possibility, threat or occurrence of a change of control of the company.

On September 30, 2008, the Employee Retention and Motivation Agreements with Messrs. Alsop, Reidy, Robertson and Ireland, as well as certain other employees, expired in accordance with their terms. In December 2008, our Board of Directors approved the execution of new Employee Retention and Motivation Agreements with those employees whose agreements expired on September 30, 2008, with those new agreements having a term of five years. Our Board of Directors also approved certain technical amendments to these agreements to ensure compliance with Internal Revenue Code Section 409A. These new agreements otherwise have substantially the same terms as the prior agreements with these employees. These amended agreements also were offered to substantially all employees with existing Employee Retention and Motivation Agreements, including the named executive officers, but without extending the terms of their current agreements.

Under the amended agreement, upon a change of control, each executive officer’s annual cash bonus award will be fixed and guaranteed at his respective target level. Payment of this bonus will immediately occur on a pro-rata basis with respect to the elapsed part of the relevant fiscal year. In addition, upon a change of control, all outstanding unvested options and restricted equity of the executive officer will fully accelerate, unless the acquirer assumes all such options and restricted equity. Upon involuntary termination of the executive officer within 12 months following a change of control, all remaining outstanding options and restricted equity of the executive officer will automatically become vested, the executive officer will be entitled to receive a lump sum payment equal to 15 months of total target compensation, and his benefits will continue for 15 months.

401(k) Plan

We currently provide a matching contribution under our 401(k) plan. All employees who participated in our 401(k) plan received a discretionary matching contribution for fiscal year 2008 representing 4.9% of such employee’s calendar year compensation, including base salary, commissions and bonus, depending upon the employee’s length of service with the company and the employee’s contribution level. This matching contribution was approved by the Compensation Committee and reflected the increase approved by our Board of Directors to reflect the IONA acquisition, as described above. The named executive officers also received this matching contribution, except that, due to limitations imposed on 401(k) matching to higher-paid individuals under federal tax law, a portion of the contributions that otherwise would have been received by the named executive officers were instead paid directly to them in cash in a manner consistent with other employees subject to the matching limitations.

Other Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. The named executive officers are eligible to participate in all of our health and insurance plans, in each case on the same basis as other employees. In addition, our stock purchase plan is available to all employees other than employees, if any, who hold 5% or more of our common stock. Mr. Alsop is such an employee under the terms of the plan.

Tax and Accounting Implications

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that public companies may deduct in any one year with respect to certain of their named executive officers. Certain performance-based compensation approved by shareholders is not subject to this deduction limit. The Compensation Committee’s strategy in this regard is to be cost and tax effective. Therefore, the Compensation Committee intends to preserve corporate tax deductions, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our shareholders, even if such arrangements do not always qualify for full tax deductibility.

Accounting for Stock-Based Compensation.  As of December 1, 2005, we began accounting for stock-based awards in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (SFAS 123R).

COMPENSATION COMMITTEE REPORT

This report is submitted by the Compensation Committee of our Board of Directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with management. Based on that review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Roger J. Heinen, Jr., Chairman
Ram Gupta
David A. Krall

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of our Board of Directors during fiscal year 2008 were Messrs. Heinen, Krall (from February 2008) and Gupta (from May 2008). Scott McGregor, a former director of our company, served on the Compensation Committee until the 2008 annual meeting of shareholders held in April 2008. None of these directors is or has ever been an officer or employee of our company or of any of its subsidiaries, or had any relationship with us requiring disclosure in this proxy statement. There are no compensation committee interlocks amongst any of our directors.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following table sets forth certain information with respect to compensation for the fiscal years ended November 30, 2008 and November 30, 2007, earned by Mr. Alsop, who was our Chief Executive Officer during fiscal year 2008, Mr. Reidy, who became our Chief Operating Officer in September 2008 and became our Chief Executive Officer in March 2009, our Chief Financial Officer and our two other most highly compensated executive officers, referred to collectively as our named executive officers, as determined in accordance with applicable SEC rules.

As reflected in the Summary Compensation Table below, we pay our named executive officers a mix of cash and equity compensation.

Cash Compensation.  We pay our named executive officers a base salary and a cash bonus under a non-equity incentive plan.

Equity Compensation.  We make annual stock option grants to the named executive officers. Consistent with our Stock Option Grant Policy, these option grants are made in two equal installments during the fiscal year, in April and October. These options have an exercise price equal to the closing price of our stock on the date of grant and vest in monthly increments over five years. The amounts shown in the “Option Awards” column reflect the compensation expense recorded in 2008 and 2007. For 2008, our named executive officers also participated in a performance share award program in which they were eligible to receive shares of restricted stock if certain performance measures were achieved. These performance measures were not achieved and none of the performance shares were issued.

Other Forms of Compensation.  We do not provide our named executive officers with pensions or the ability to defer compensation. Amounts shown in the “All Other Compensation” column reflect the matching cash contribution under our 401(k) Plan and certain other items described in the footnotes below.

Summary Compensation Table — Fiscal Years 2007 and 2008

						All
				Option	Non-Equity	Other
			Stock	Awards	Incentive Plan	Compensation
Name and Principal Position	Year	Salary	Awards	(1)	Compensation(2)	(3)	Total

Joseph W. Alsop	2008	$350,000	0	$1,471,902	$204,750	$40,088	$2,066,740
Co-Founder and Former	2007	350,000	0	1,918,113	334,750	44,476	2,647,339
Chief Executive Officer(4)
Richard D. Reidy	2008	304,565	0	749,286	149,560	29,199	1,232,610
Chief Executive Officer and	2007	260,830	0	854,987	200,445	35,734	1,351,966
Former Chief Operating Officer(5)
Norman R. Robertson	2008	305,821	0	520,970	149,077	28,873	1,004,741
Senior Vice President, Finance and Administration and Chief Financial Officer	2007	266,666	0	999,408	206,473	31,209	1,503,756
David G. Ireland	2008	317,487	0	891,046	155,394	43,200	1,407,127
Executive Vice President	2007	308,333	0	1,158,099	245,490	45,016	1,756,938
Jeffrey P. Stamen	2008	238,108	0	436,703	105,730	27,829	808,370
Senior Vice President, Corporate Development and Strategy	2007	213,442	$115,750	523,961	148,613	24,013	1,025,779

(1)	Amounts listed reflect the dollar amount recognized for financial statement reporting purposes for fiscal years 2008 and 2007 in accordance with SFAS No. 123R with respect to stock options. Amounts include awards granted in and prior to fiscal year 2008. The methodology and assumptions used to calculate the cost of each named executive officer’s outstanding option grants for fiscal year 2008 are described in Note 8 appearing on page 47 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2008.

(2)	Amounts listed reflect the amounts earned under our Corporate Executive Bonus Plan as described in “Compensation Discussion and Analysis” in this proxy statement. Bonus payments were accrued in the year indicated and paid in the succeeding fiscal year. Thus, the 2008 bonus amounts were paid in fiscal year 2009 and the 2007 bonus amounts were paid in fiscal year 2008.

(3)	Amounts listed in this column for 2008 include:

		Cash Payment for
		Portion of Match	Long-term
	Company	in Excess of	Disability	Term Life	Trip &
	Contributions	Participation	Insurance	Insurance	Sale
Name	(401(k))	Limits	Premiums	Premiums	Event

Alsop	$11,316	$22,365	$966	$2,781	$2,660
Reidy	11,316	16,410	841	632	—
Robertson	11,316	13,931	845	2,781	—
Ireland	11,316	19,622	874	2,781	8,607
Stamen	11,316	9,237	655	2,781	3,840

Amounts listed in this column for 2007 include:

		Cash Payment for
		Portion of Match	Long-term
	Company	in Excess of	Disability	Term Life
	Contributions	Participation	Insurance	Insurance	Sale
Name	(401(k))	Limits	Premiums	Premiums	Event

Alsop	$13,905	$26,203	$1,365	$3,003	—
Reidy	13,905	14,605	1,017	683	$5,524
Robertson	13,905	13,258	1,043	3,003	—
Ireland	13,905	21,381	1,203	3,003	5,524
Stamen	13,905	6,263	842	3,003	—

(4)	Mr. Alsop resigned as our Chief Executive Officer in March 2009.

(5)	Mr. Reidy was appointed our Chief Executive Officer in March 2009. During fiscal year 2008, Mr. Reidy was our Chief Operating Officer, a position to which he was appointed in September 2008, and prior to that time, he served as Executive Vice President of our company.

Grants of Plan-Based Awards

For 2008, the named executive officers received stock option grants pursuant to our 2008 Stock Option and Incentive Plan. Consistent with our Stock Option Grant Policy, these option grants were made in two equal installments during the fiscal year, in April and October. These options have an exercise price equal to the closing price of our stock on the date of grant and vest in monthly increments over five years.

For 2008, our named executive officers also participated in a performance share award program in which they were eligible to receive shares of restricted stock if certain performance measures were achieved. As described below, these performance measures were not achieved and none of the performance shares were issued.

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended November 30, 2008 to the named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE — FISCAL YEAR 2008

					Estimated
					Potential
					Payments	All
					Under	Other			Grant
					Equity	Option		Exercise	Date Fair
					Incentive	Awards:		or Base	Value of
					Plan	Number of		Price of	Stock and
		Estimated Possible Payouts			Awards/	Securities		Option	Option
	Grant	Under Non-Equity			Target	Underlying		Awards	Awards
Name	Date	Incentive Plan Awards(1)			(2)	Options		(3)	(4)
		Threshold	Target	Maximum

Joseph W. Alsop		0	$325,000	—
					—
	4/24/08					87,500	(5)	29.94	$808,255
	10/15/08					87,500	(6)	19.51	511,428
Richard D. Reidy		0	270,000	—	4,000
	4/24/08					30,000	(5)	29.94	277,116
	10/15/08					90,000	(6)	19.51	526,041
Norman R. Robertson		0	250,000	—	4,000
	4/24/08					30,000	(5)	29.94	277,116
	10/15/08					30,000	(6)	19.51	175,347
David G. Ireland		0	250,000	—	4,000
	4/24/08					30,000	(5)	29.94	277,116
	10/15/08					30,000	(6)	19.51	175,347
Jeffery P. Stamen		0	180,000	—	3,000
	4/24/08					15,000	(5)	29.94	138,558
	10/15/08					15,000	(6)	19.51	87,674

(1)	These columns indicate the range of payouts targeted for fiscal year 2008 performance under our Corporate Executive Bonus Plan as described in “Compensation Discussion and Analysis” earlier in this proxy statement. The actual payout with respect to fiscal year 2008 for each named executive officer is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” There is no maximum payout under the bonus plan.

(2)	This column indicates the extent of the named executive officers’ participation in a performance share award program in place for fiscal year 2008. If issued, the performance share awards were to consist of restricted shares of our common stock, subject to two-year vesting. The program did not include thresholds and maximums, but only provided for a single target payout. Mr. Alsop was also eligible to participate in the program but the extent of his participation was not determined. Under the program, performance shares would not be issued unless we exceeded the total revenue target established to achieve 100% payout under our bonus plan. As described in the section of this proxy statement entitled “Compensation Discussion and Analysis”, we did not achieve the total revenue target necessary to achieve 100% payout under the bonus plan and, accordingly, no performance shares were issued in 2008.

(3)	All options were granted with exercise prices equal to the fair market value of our common stock on the date of grant.

(4)	The methodology and assumptions used to calculate the grant date fair value of the options granted to each named executive officer during fiscal year 2008 are described in Note 8 appearing on page 47 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2008, but disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

(5)	This option vests 2/60ths on the date of grant, with the remainder vesting in 58 monthly increments commencing on May 1, 2008.

(6)	This option vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2008.

The terms of the stock options granted in calendar year 2008 to our named executive officers were consistent with the vesting schedules and expiration dates of the majority of the options granted to employees during the year. Stock options to acquire a total of 2,223,000 shares of our common stock were granted to our employees in fiscal year 2008.

Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards at November 30, 2008 for each of the named executive officers. There were no outstanding stock awards at November 30, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
			Equity
			Incentive
			Plan
			Awards:
			Number of
			Securities
	Number of Securities		Underlying
	Underlying		Unexercised	Option	Option
	Unexercised Options		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date

Joseph W. Alsop
	800	0		$12.81	02/10/2009	(1)
	125,000	0		$21.86	11/10/2013	(2)
	33,000	27,000		$23.07	05/21/2013	(3)
	22,500	7,500		$23.07	05/21/2013	(4)
	33,000	27,000		$25.01	09/19/2013	(5)
	22,500	7,500		$25.01	09/19/2013	(6)
	62,000	0		$13.88	05/17/2009	(8)
	10,200	0		$23.00	02/18/2010	(9)
	89,800	0		$23.00	02/18/2010	(9)
	150,000	0		$14.94	10/06/2010	(10)
	100,000	0		$14.30	04/02/2011	(11)
	25,000	0		$14.30	04/02/2011	(11)
	75,000	0		$17.42	10/09/2011	(12)
	50,000	0		$17.42	10/09/2011	(12)
	229,000	0		$13.50	08/01/2012	(13)
	21,000	0		$13.50	08/01/2012	(13)
	125,000	0		$16.99	02/23/2013	(14)
	71,250	3,750		$18.75	05/23/2014	(15)
	118,275	6,225		$21.45	09/26/2014	(16)
	475	25		$21.45	09/26/2014	(16)
	23,013	42,737		$31.18	04/25/2014	(17)
	22,500	7,500		$31.18	04/25/2014	(18)
	5,250	9,750		$32.25	10/15/2014	(19)
	17,763	32,987		$32.25	10/15/2014	(19)
	22,500	7,500		$32.25	10/15/2014	(20)
	13,125	74,375		$29.94	04/23/2015	(26)
	13,125	74,375		$19.51	10/15/2015	(27)

	Option Awards
			Equity
			Incentive
			Plan
			Awards:
			Number of
			Securities
	Number of Securities		Underlying
	Underlying		Unexercised	Option	Option
	Unexercised Options		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date

Richard D. Reidy
	899	87		$12.81	02/10/2009	(22)
	50,000	0		$21.86	11/10/2013	(2)
	21,750	7,250		$30.81	11/14/2012	(21)
	8,250	2,750		$30.81	11/14/2012	(21)
	11,000	9,000		$23.07	05/21/2013	(3)
	11,000	9,000		$25.01	09/19/2013	(5)
	7,413	1,000		$13.88	05/17/2009	(23)
	17,110	0		$19.25	02/18/2010	(9)
	590	0		$23.00	02/18/2010	(9)
	7,057	0		$19.25	02/18/2010	(9)
	243	0		$23.00	02/18/2010	(9)
	11,667	0		$14.30	04/02/2011	(11)
	35,701	0		$13.08	10/09/2011	(12)
	11,667	0		$17.42	10/09/2011	(12)
	50,320	0		$13.24	08/01/2012	(13)
	38,480	0		$13.50	08/01/2012	(13)
	6,347	0		$13.24	08/01/2012	(13)
	4,853	0		$13.50	08/01/2012	(13)
	18,333	0		$15.07	02/23/2013	(14)
	31,667	0		$16.99	12/23/2013	(14)
	5,833	0		$18.15	05/23/2014	(15)
	27,417	1,750		$18.75	05/23/2014	(15)
	5,834	0		$19.25	09/26/2014	(16)
	27,416	1,750		$21.45	09/26/2014	(16)
	3,500	6,500		$31.18	04/25/2014	(17)
	1,750	3,250		$31.18	04/25/2014	(17)
	5,250	9,750		$32.25	10/15/2014	(19)
	4,500	25,500		$29.94	04/23/2015	(26)
	13,500	76,500		$19.51	10/15/2015	(27)

	Option Awards
			Equity
			Incentive
			Plan
			Awards:
			Number of
			Securities
	Number of Securities		Underlying
	Underlying		Unexercised	Option	Option
	Unexercised Options		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date

Norman R. Robertson
	50,000	0		$21.86	11/10/2013	(2)
	18,000	6,000		$30.81	11/14/2012	(21)
	12,000	4,000		$30.81	11/14/2012	(21)
	13,750	11,250		$23.07	05/21/2013	(3)
	13,750	11,250		$25.01	09/19/2013	(5)
	25,500	0		$23.00	02/18/2010	(9)
	14,500	0		$23.00	02/18/2010	(9)
	10,000	0		$14.30	04/02/2011	(11)
	50,000	0		$16.99	02/23/2013	(14)
	33,250	1,750		$18.75	05/23/2014	(15)
	33,250	1,750		$21.45	09/26/2014	(16)
	7,000	13,000		$31.18	04/25/2014	(17)
	7,000	13,000		$32.25	10/15/2014	(19)
	4,500	25,500		$29.94	04/23/2015	(26)
	4,500	25,500		$19.51	10/15/2015	(27)
David G. Ireland
	75,000	0		$21.86	11/10/2013	(2)
	40,500	13,500		$30.81	11/14/2012	(21)
	16,500	13,500		$23.07	05/21/2013	(3)
	16,500	13,500		$25.01	09/19/2013	(5)
	58,000	0		$19.25	02/18/2010	(9)
	2,000	0		$23.00	02/18/2010	(9)
	3,750	0		$17.42	10/09/2011	(12)
	5,792	0		$16.99	02/23/2013	(14)
	8,333	0		$18.15	05/23/2014	(15)
	39,167	2,500		$18.75	05/23/2014	(15)
	8,333	0		$19.25	09/26/2014	(16)
	39,167	2,500		$21.45	09/26/2014	(16)
	7,000	13,000		$31.18	04/25/2014	(17)
	7,000	13,000		$32.25	10/15/2014	(19)
	4,501	25,499		$29.94	04/23/2015	(26)
	4,501	25,499		$19.51	10/15/2015	(27)

	Option Awards
			Equity
			Incentive
			Plan
			Awards:
			Number of
			Securities
	Number of Securities		Underlying
	Underlying		Unexercised	Option	Option
	Unexercised Options		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date

Jeffrey P. Stamen
	43,519	6,481		$19.31	07/08/2014	(24)
	18,000	6,000		$30.81	11/14/2012	(21)
	12,000	4,000		$30.81	11/14/2012	(21)
	4,125	3,375		$23.07	05/21/2013	(3)
	4,125	3,375		$25.01	09/19/2013	(5)
	43,519	6,481		$21.45	09/26/2014	(25)
	4,375	8,125		$31.18	04/25/2014	(17)
	4,375	8,125		$32.25	10/15/2014	(19)
	2,250	12,750		$29.94	04/23/2015	(26)
	2,250	12,750		$19.51	10/15/2015	(27)

(1)	This option vests in 60 monthly increments commencing on March 1, 1999.

(2)	This option vests 9/60ths on the date of grant, with the remainder vesting in 51 monthly increments commencing on December 1, 2003.

(3)	This option vests 3/60ths on the date of grant, with the remainder vesting in 57 monthly increments commencing on June 1, 2006.

(4)	This option vests 15/60ths on the date of grant, with the remainder vesting in 45 monthly increments commencing on June 1, 2006.

(5)	This option vests 7/60ths on the date of grant, with the remainder vesting in 53 monthly increments commencing on October 1, 2006.

(6)	This option vests 19/60ths on the date of grant, with the remainder vesting in 41 monthly increments commencing on October 1, 2006.

(7)	Intentionally omitted.

(8)	This option was originally granted on May 17, 1999 and vests 3/60ths on the date of grant, with the remainder vesting in 57 monthly increments commencing on June 1, 1999.

(9)	This option was originally granted on February 18, 2000 and vests in 60 monthly increments commencing on March 1, 2000.

(10)	This option was originally granted on October 6, 2000 and vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2000.

(11)	This option was originally granted on April 3, 2001 and vests 2/60ths on the date of grant, with the remainder vesting in 58 monthly increments commencing on May 1, 2001.

(12)	This option was originally granted on October 10, 2001 and vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2001.

(13)	This option was originally granted on August 2, 2002 and vests 6/60ths on the date of grant, with the remainder vesting in 54 monthly increments commencing on September 1, 2002.

(14)	This option was originally granted on February 24, 2003 and vests in 60 monthly increments commencing on March 1, 2003.

(15)	This option was originally granted on May 24, 2004 and vests 3/60ths on the date of grant, with the remainder vesting in 57 monthly increments commencing on June 1, 2004.

(16)	This option was originally granted on September 27, 2004 and vests 7/60ths on the date of grant, with the remainder vesting in 53 monthly increments commencing on October 1, 2004.

(17)	This option vests 2/60ths on the date of grant, with the remainder vesting in 58 monthly increments commencing on May 1, 2007.

(18)	This option vests 26/60ths on the date of grant, with the remainder vesting in 34 monthly increments commencing on May 1, 2007.

(19)	This option vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2007.

(20)	This option vests 32/60ths on the date of grant, with the remainder vesting in 28 monthly increments commencing on November 1, 2007.

(21)	This option vests 9/60ths on the date of grant, with the remainder vesting in 51 monthly increments commencing on December 1, 2005.

(22)	This option vests as to 600 shares on November 17, 1999, vests in equal monthly increments from December 1, 1999 to January 1, 2009 and vests as to 206 shares on January 1, 2009.

(23)	This option vests as to 1,100 shares on January 17, 1999, vests in equal monthly increments from December 1, 1999 to March 1, 2009 and vests as to 292 shares on April 1, 2009.

(24)	This option vests in 54 monthly increments commencing on January 1, 2005.

(25)	This option was originally granted on September 27, 2004 and vests in 54 monthly increments commencing on January 1, 2005.

(26)	This option vests 2/60ths on the date of grant, with the remainder vesting in 58 monthly increments commencing on May 1, 2008.

(27)	This option vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2008.

Option Exercises and Stock Vested

The following table sets forth certain information regarding the number of stock options exercised in the fiscal year ended November 30, 2008 under our equity incentive plans and the corresponding amounts realized by the named executive officers. There were no stock awards that vested during the fiscal year ended November 30, 2008.

OPTION EXERCISES AND STOCK VESTED TABLE — FISCAL YEAR 2008

	Option Awards
	Number of Shares	Value
	Acquired on	Realized on
Name	Exercise	Exercise

Joseph W. Alsop	359,400	$4,907,171
Richard D. Reidy	15,400	314,157
Norman R. Robertson	—	—
David G. Ireland	11,708	194,190
Jeffrey P. Stamen	—	—

Potential Payments upon Termination or Change of Control

We do not have employment or severance agreements with our named executive officers. However, we have entered into an Employee Retention and Motivation Agreement with each of the named executive officers. Each agreement provides for certain payments and benefits upon a change of control (as defined in the agreement) of our company and/or upon an involuntary termination (as defined in the agreement) of the executive officer’s employment by the company within twelve months of a change of control. Under these agreements, upon a change of control, each executive officer’s annual cash bonus award will be fixed and guaranteed at his respective target level. Payment of this bonus will immediately occur on a pro-rata basis with respect to the elapsed part of the relevant fiscal year. In addition, upon a change of control, all outstanding unvested options and restricted equity of the executive officer will fully accelerate, unless the acquirer assumes all such options and restricted equity. Upon involuntary termination of the executive officer within 12 months following a change of control, all remaining outstanding options and restricted equity of the executive officer will automatically become vested, the executive officer will be entitled to receive a lump sum payment equal to 15 months of his total target compensation, and his benefits will continue for 15 months.

For purposes of these agreements, a “change of control” is defined as the occurrence of any one of the following events: (1) any person becoming the beneficial owner (as defined in the Exchange Act) of 50% or more of the total voting power of our outstanding stock; (2) certain changes in a majority of our Board of Directors; (3) certain mergers or consolidations of our company with another entity; (4) the liquidation of our company; or (5) the sale of all or substantially all of our assets.

An “involuntary termination” is defined as: (1) the assignment to the executive of any duties or the significant reduction of his duties, either of which is materially inconsistent with his position and responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities, which is not effected for disability or for “cause” (as defined in the agreement); (2) a material reduction in the base salary and/or bonus of the executive as in effect immediately prior to such reduction; (3) a material reduction in the kind or level of employee benefits to which the executive is entitled immediately prior to such reduction with the result that the executive’s overall benefit package is significantly reduced; (4) the relocation of the executive to a facility or a location more than 50 miles from the executive’s then present location; (5) any purported termination of the executive by us which is not effected for death or disability or for cause, or any purported termination for cause for which the grounds relied upon are not valid; or (6) our failure to obtain, on or before a change of control, the assumption of the terms of the agreement by any successor.

“Cause” is defined as: (1) any act of personal dishonesty taken by the executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the executive; (2) the conviction of a felony; (3) a willful act by the executive which constitutes gross misconduct and which is injurious to our company; and (4) continued violations by the executive of his obligations as an employee of our company which are demonstrably willful and deliberate on his part after written demand for performance by us.

In the event that any amounts provided for under these agreements or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax, the executive would be entitled to receive either full payment of the benefits under the agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greatest amount of after-tax benefits to the executive officer. The agreements do not require the company to provide any tax gross-up payments.

On September 30, 2008, the Employee Retention and Motivation Agreements with Messrs. Alsop, Reidy, Robertson and Ireland, as well as certain other employees, expired in accordance with their terms. In December 2008, our Board of Directors approved the execution of new Employee Retention and Motivation Agreements with those employees whose agreements expired on September 30, 2008, with those new agreements having a term of five years. Our Board of Directors also approved certain technical amendments to these agreements to ensure compliance with Internal Revenue Code Section 409A. These new agreements otherwise have substantially the same terms as the prior agreements with these employees. These amended agreements also were offered to substantially all employees with existing Employee Retention and Motivation Agreements, including the named executive officers, but without extending the terms of their current agreements.

The following tables indicate the estimated payments and benefits that each of the named executive officers would have received under their respective Employee Retention and Motivation Agreements with the company, assuming that the change of control of our company and/or termination of his employment occurred in the circumstances described above at November 30, 2008. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officer, which would only be known at the time that he becomes entitled to such payment.

Joseph W. Alsop

		Involuntary
		Termination
		Within 12
		Months
	Change of	Following
	Control	Change of
Payments and Benefits	Only	Control

Cash Severance	$0	$437,498
Pro Rata Bonus	325,000	406,250
Stock Options(1)	0	141,131
Benefits(2)	0	5,677

Total	$325,000	$990,556

Richard D. Reidy

		Involuntary
		Termination
		Within 12
		Months
	Change of	Following
	Control	Change of
Payments and Benefits	Only	Control

Cash Severance	$0	$412,500
Pro Rata Bonus	270,000	337,500
Stock Options(1)	0	147,970
Benefits(2)	0	3,065

Total	$270,000	$901,035

Norman R. Robertson

		Involuntary
		Termination
		Within 12
		Months
	Change of	Following
	Control	Change of
Payments and Benefits	Only	Control

Cash Severance	$0	$400,000
Pro Rata Bonus	250,000	312,495
Stock Options(1)	0	49,563
Benefits(2)	0	5,069

Total	$250,000	$767,127

David G. Ireland

		Involuntary
		Termination
		Within 12
		Months
	Change of	Following
	Control	Change of
Payments and Benefits	Only	Control

Cash Severance	$0	$400,000
Pro Rata Bonus	250,000	312,495
Stock Options(1)	0	51,458
Benefits(2)	0	5,193

Total	$250,000	$769,146

Jeffrey P. Stamen

		Involuntary
		Termination
		Within 12
		Months
	Change of	Following
	Control	Change of
Payments and Benefits	Only	Control

Cash Severance	$0	$296,876
Pro Rata Bonus	171,000	213,750
Stock Options(1)	0	35,335
Benefits(2)	0	4,937

Total	$171,000	$550,898

(1)	In the event of a change of control, there is no accelerated vesting of options provided that the acquirer assumes all existing, outstanding options of the individual. These tables have been prepared under that assumption. However, if the acquirer does not assume all existing, outstanding options of the individual, all unvested options become fully vested and the value indicated in the second column would apply upon a change of control. The amounts shown in the second column are calculated using the exercise price for each unvested option and the closing stock price of our common stock on November 30, 2008, which was $21.28.

(2)	Represents the estimated value of continuing benefits (medical, dental, vision and life insurance) for fifteen months determined based on the cost of such benefits as of November 30, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date:

•	by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	by each director of our company;

•	by each of the named executive officers; and

•	by all directors and executive officers of our company as a group.

	Beneficially Owned Shares
Name and Address of Beneficial Owner(1)	Number	Percent

T. Rowe Price Associates, Inc.(2) 100 East Pratt Street Baltimore, MD 21202	3,446,485	8.7%
Barclays Global Investors, N.A.(3) 45 Fremont Street San Francisco, CA 94015	2,863,218	7.2%
FMR LLC, Edward C. Johnson 3d(4) 82 Devonshire Street Boston, MA 02109	2,450,000	6.2%
Joseph W. Alsop(5)	1,974,849	4.8%
Richard D. Reidy(6)	468,738	1.2%
David G. Ireland(7)	365,747	*
Norman R. Robertson(8)	324,349	*
Michael L. Mark(9)	215,528	*
Jeffrey P. Stamen(10)	171,248	*
Roger J. Heinen, Jr.(11)	63,674	*
Charles F. Kane(12)	45,020	*
Barry N. Bycoff(13)	41,257	*
David A. Krall(14)	24,310	*
Ram Gupta(15)	20,171	*
All executive officers and directors as a group (14 persons)(16)	3,899,966	9.0%

*	Less than 1%

(1)	All persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the other information contained in the footnotes to this table. Unless otherwise noted the address of such person is c/o Progress Software Corporation, 14 Oak Park, Bedford, Massachusetts 01730.

(2)	Derived from Schedule 13G/A filed on February 11, 2009. The Schedule 13G/A reported that T. Rowe Price held sole voting power over 1,009,968 shares and sole dispositive power over 3,446,485 shares.

(3)	Derived from Schedule 13G filed on February 5, 2009 by Barclays Global Investors, N.A., Barclays Global Fund Advisors and Barclays Global Investors, Ltd. The Schedule 13G reported sole voting power over 2,255,897 shares and sole dispositive power over 2,863,218 shares.

(4)	Derived from Schedule 13G/A filed on February 17, 2009. The Schedule 13G/A reported that Fidelity Management and Research Company is the beneficial owner of 2,450,000 shares. Edward C. Johnson 3d and FMR, through its control of Fidelity, each has sole power to dispose of the 2,672,178 shares.

(5)	Includes 1,544,926 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009.

(6)	Includes 465,948 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009.

(7)	Includes 362,444 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009.

(8)	Includes 319,500 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009.

(9)	Includes 134,788 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009 and 4,740 fully vested deferred stock units.

(10)	Includes 160,648 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009.

(11)	Includes 52,157 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009 and 11,517 fully vested deferred stock units.

(12)	Includes 32,031 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009 and 12,989 fully vested deferred stock units.

(13)	Includes 29,893 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009 and 10,947 fully vested deferred stock units.

(14)	Includes 20,612 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009 and 3,698 fully vested deferred stock units.

(15)	Includes 17,084 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009 and 3,087 fully vested deferred stock units.

(16)	Includes 3,323,562 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 16, 2009 and 46,978 fully vested deferred stock units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These reporting persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on a review of the copies of such forms that we have received, and on written representations from certain reporting persons, we believe that, with respect to the fiscal year ended November 30, 2008, our directors, officers and 10% shareholders complied with all applicable Section 16(a) filing requirements, except that Mr. Kane inadvertently filed a Form 4 reporting one transaction late, one day after the due date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the Audit Committee Charter, which can be found at www.progress.com, the Audit Committee is responsible for the review and approval of related person transactions. A related person is a director, executive officer, nominee for director or certain shareholders of our company since the beginning of the last fiscal year and their respective immediate family members. A related person transaction is a transaction involving: (1) our company and any related person when the amount involved exceeds $120,000, and (2) the related person has a material direct or indirect interest.

We identify transactions for review and approval through our Code of Conduct which can be found at www.progress.com. The Code of Conduct requires our employees to disclose any potential or actual conflicts of interest to his or her manager, our human resources department or our Chief Compliance Officer. This disclosure also applies to potential conflicts involving immediate family members of employees. Each year we require our directors and executive officers to complete a questionnaire intended to identify any transactions or potential transactions that must be reported according to SEC rules and regulations. This questionnaire also requires our directors and executive officers to promptly notify us of any changes during the course of the year.

Transactions with Related Persons

We have certain indemnification obligations to our directors and executive officers, including the advancement of expenses in certain circumstances. During fiscal 2008, Messrs. Alsop, Robertson and James D. Freedman, our Senior Vice President and General Counsel, were reimbursed for legal services under our indemnification obligations totaling approximately $502,000, $149,000 and $303,000, respectively.

We have a contract with Salesforce.com, pursuant to which we purchased software and services relating to Salesforce.com’s customer relationship management product, through which we record, track, manage, analyze and share information regarding our sales, customer service and support, and marketing operations. During fiscal year 2008, we paid approximately $870,000 to Salesforce.com. Craig Conway, the brother of Gary Conway, our Senior Vice President and Chief Marketing Officer, is a member of the Board of Directors of Salesforce.com. We entered into the contract with Salesforce.com prior to Mr. Conway joining our company.

We did not engage in any other transactions or series of similar transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest.

PROPOSAL 3: AMENDMENT TO THE PROGRESS SOFTWARE CORPORATION
1991 EMPLOYEE STOCK PURCHASE PLAN

The Progress Software Corporation 1991 Employee Stock Purchase Plan, the ESPP, was adopted by our shareholders at a special meeting of shareholders held on July 1, 1991. The ESPP was amended and restated in March 1998, and further amended in September 2006 and April 2007. As of March 13, 2009, a total of 4,000,000 shares of our common stock were authorized for issuance under the ESPP, of which approximately 405,000 remained available and reserved for issuance. We believe that the availability of an adequate reserve of shares for issuance under the ESPP will benefit us by providing employees with an opportunity to acquire shares of our common stock and will enable us to attract, retain and motivate valued employees. In March 2009, our Board of Directors unanimously approved an increase in the number of shares of our common stock reserved for issuance under the ESPP by 500,000 shares to a total of 4,500,000 shares, which increase is subject to shareholder approval being received at the 2009 Annual Meeting. A copy of the ESPP, as proposed to be amended, is attached as Appendix A to this Proxy Statement.

If a quorum is present at the 2009 Annual Meeting, a majority of the votes properly cast will be necessary to approve the proposed amendment to the ESPP.

The Board of Directors recommends that you vote FOR the proposal to amend the ESPP to increase the maximum number of shares issuable thereunder from 4,000,000 shares to 4,500,000 shares.

Summary of the Provisions of the ESPP

The following summary of the ESPP, as amended, is qualified in its entirety by the specific language of the ESPP, a copy of which is attached as Appendix A.

Any employee of ours or of any present or future subsidiary is eligible to participate in the ESPP so long as the employee is customarily employed for at least 20 hours per week and for more than five months in a calendar year. No person who owns or holds, or as a result of participation in the ESPP would own or hold, stock or options to purchase stock, together equal to 5% or more of our total outstanding common stock is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase our common stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

Participation in the ESPP is limited to eligible employees who authorize payroll deductions (within ranges specified by the Compensation Committee) pursuant to the ESPP. There are currently approximately 1,800 employees eligible to participate in the ESPP, of whom approximately 700 are participating. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases. A participant may be enrolled in only one offering period at a time.

Each offering of our common stock under the ESPP is for a period of 27 months, which we refer to as an “offering period.” Offering periods are overlapping, with a new 27-month offering period beginning every three months. New offering periods begin on each January 1, April 1, July 1 and October 1. Each offering period is comprised of nine three-month exercise periods. Shares are purchased on the last business day of each exercise period, in March, June, September and December, with that day being referred to as an “exercise date”. Our Board of Directors may establish different offering periods or exercise periods under the ESPP.

On the first day of an offering period, we grant to employees participating in that offering period an option to purchase shares of our common stock. On the exercise date of each exercise period, the employee is deemed to have exercised the option, at the exercise price, to the extent of accumulated payroll deductions. The option exercise price is an amount equal to 85% of the fair market value per share of our common stock on either the first day of the offering period or the exercise date, whichever is lower. If the fair market value of our common stock on an exercise date (other than the last exercise date of an offering period) is less than its fair market value on the first day of an offering period, then after the exercise of the option, all participants will automatically be withdrawn from that offering and enrolled in the new offering period.

No offering period may commence, and no exercise date may occur, if at any time it is determined that we are not then lawfully permitted to offer, issue and sell shares of our common stock in accordance with the terms of the ESPP pursuant to an effective registration statement under the Securities Act of 1933. If an offering period cannot commence for this reason, it may commence on a date other than January 1, April 1, July 1 or October 1, and may be for a duration of less than 27 months, as determined in the sole discretion of the Compensation Committee. If an exercise date cannot occur, the automatic exercise of an option will occur on the next succeeding exercise date in the offering period, or if there is no exercise date in the offering period, all of the participant’s outstanding payroll deductions will be returned.

Subject to certain limitations, the number of shares of our common stock a participant purchases in each exercise period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the exercise period by the option exercise price. In general, if an employee is no longer a participant on an exercise date, the employee’s option, which would have been automatically exercised on that date, will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.

A participant may elect to increase or decrease the amount of his or her payroll deductions at any time, subject to a minimum of 1% and a maximum percentage established by the Compensation Committee. A reduction in the amount of a participant’s payroll deductions will be effective seven business days after we receive written notice from the participant and will apply to the first full pay period commencing after that date. An increase in the amount of a participant’s payroll deductions will be effective seven business days after we receive written notice from the participant and will apply to the first full exercise period commencing after that date. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period.

The ESPP is administered by the Compensation Committee of our Board of Directors.  The Compensation Committee, at its sole discretion, may establish a minimum holding period, for shares of stock acquired by a participant or a participant’s beneficiary upon exercise of an option granted under the ESPP. Currently, the Compensation Committee has set a three month holding period. The ESPP will continue until terminated by our Board of Directors.

If the increase in the number of shares reserved for issuance under the ESPP is approved by our shareholders, we intend to file a Registration Statement on Form S-8 covering the shares of our common stock issuable as a result of that increase, and upon the effectiveness of such registration statement all such shares will be, when issued, eligible for resale in the public market.

We are unable to determine the dollar value and number of options or amounts that will be received by or allocated to any of our executive officers, those officers as a group, or employees who are not executive officers as a group, as a result of the increase in the number of shares subject to purchase under the ESPP. If the proposed amendment had been in effect during fiscal 2008, it would not have affected the number of options received by or allocated to participants in fiscal 2008.

Our Board of Directors may, in its discretion, at any time, terminate or amend the ESPP except that no termination may affect options previously granted nor may any amendment make a change in any option previously granted which would adversely affect the rights of an option holder under the ESPP.

Summary of Federal Income Tax Consequences

A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the ESPP.

If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which we refer to as a “disqualifying disposition”, the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) the excess of the fair market value of the shares on the date of disposition over the exercise price or (2) the excess of the fair market value of the shares on the first day of the applicable offering period over the exercise price. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

If the participant still owns the shares at the time of death, the lesser of (1) the excess of the fair market value of the shares on the date of death over the exercise price or (2) the excess of the fair market value of the shares on the first day of the offering period in which the shares were purchased over the exercise price will constitute ordinary income in the year of death.

We are generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, we are not allowed a deduction.

The foregoing is only a summary of the effect of the United States income tax laws and regulations upon an employee and us with respect to an employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax. Participants are strongly urged to consult their own tax advisor concerning the application of the various tax laws that may apply to a participant’s particular situation.

The following table sets forth information related to securities authorized for issuance under equity compensation plans as of November 30, 2008, including the ESPP:

	Number of
	Securities to be
	Issued Upon		Weighted-average
	Exercise of		Exercise Price of	Number of
	Outstanding		Outstanding	Securities
	Options, Warrants		Options, Warrants	Remaining Available
Plan Category	and Rights		and Rights	For Future Issuance
	(In thousands, except per share data)

Equity compensation plans approved by shareholders(1)	6,846	(2)	$23.09	2,561	(3)
Equity compensation plans not approved by shareholders(4)	2,923		23.01	815

Total	9,769		$23.07	3,376

(1)	Consists of the 1992 Incentive and Nonqualified Stock Option Plan, 1994 Stock Incentive Plan, 1997 Stock Incentive Plan, 2008 Stock Option and Incentive Plan and 1991 Employee Stock Purchase Plan (ESPP).

(2)	Does not include purchase rights accruing under the ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)	Includes 470,000 shares available for future issuance under the ESPP.

(4)	Consists of the 2002 Nonqualified Stock Plan and the 2004 Inducement Plan described below.

PROPOSAL 4: RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Four is to ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending November 30, 2009. Deloitte & Touche LLP was the independent registered public accounting firm for our company for the fiscal year ended November 30, 2008. Although ratification by shareholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and its shareholders. If our shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

AUDIT COMMITTEE REPORT

Management is responsible for establishing and maintaining adequate internal control over financial reporting to ensure the integrity of the company’s financial statements. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the effectiveness of the company’s internal control over financial reporting in conjunction with an audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing opinions on the financial statements and the effectiveness of internal control over financial reporting. The Audit Committee has met and held discussions with management and Deloitte & Touche LLP regarding the internal control over financial reporting and the financial audit process of the company.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP, the independent accountant’s independence.

The Audit Committee reviewed and discussed the company’s audited consolidated financial statements for the fiscal year ended November 30, 2008 with management and Deloitte & Touche LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee reviewed and discussed with Deloitte & Touche LLP the communications required by standards established by the PCAOB, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and discussed the results of Deloitte & Touche LLP’s audit of the financial statements.

Based on the above-mentioned reviews and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2008, for filing with the Securities and Exchange Commission.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

Charles F. Kane, Chairman
Barry N. Bycoff
Michael L. Mark

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected the firm of Deloitte & Touche LLP, independent registered public accounting firm, to serve as our independent registered public accounting firm for the fiscal year ending November 30, 2009. We have been advised that a representative of Deloitte & Touche LLP will be present at the annual meeting. This representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions presented at the meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Aggregate fees billed to us for services performed for the fiscal years ended November 30, 2008 and November 30, 2007 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	Fiscal 2008	Fiscal 2007

Audit Fees(1)	$2,209,984	$2,211,551
Tax Fees(2)	908,941	648,462
Audit-Related Fees(3)	94,000	15,188
All Other Fees	—	—

(1)	Includes statutory audit fees related to our wholly-owned foreign subsidiaries, as the results of these audits are utilized in the audit of our consolidated financial statements. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.

(2)	Includes fees primarily for tax compliance, tax advice and tax planning (domestic and international). In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.

(3)	Includes fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, proposed transactions, and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions. In accordance with the policy on Audit Committee pre-approval, 100% of audit-related services provided by the independent registered public accounting firm are pre-approved.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Requests for specific services by the independent registered public accounting firm which comply with the auditor services policy are reviewed by our Finance, Tax, and Internal Audit departments. Requests approved by the group are aggregated and submitted to the Audit Committee in one of the following ways:

•	Request for approval of services at a meeting of the Audit Committee; or

•	Request for approval of services by the Chairman of the Audit Committee and then the approval by the full committee at the next meeting of the Audit Committee.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

OTHER MATTERS

Our Board of Directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed as proxies for the meeting intend to vote the shares represented by that proxy in accordance with their best judgment on such matters.

PROPOSALS OF SHAREHOLDERS FOR 2010 ANNUAL MEETING

We anticipate that our 2010 Annual Meeting of Shareholders will be held on or about April 23, 2010. Proposals of shareholders intended to be presented at the 2010 annual meeting must, in order to be included in our proxy statement and the form of proxy for the 2010 annual meeting, be received at our principal executive offices by December 11, 2009.

Under our by-laws, any shareholder intending to present any proposal (other than a proposal made by, or at the direction of, our Board of Directors) at the 2010 annual meeting, must give written notice of that proposal (including certain information about any nominee or matter proposed and the proposing shareholder) to our Secretary not later than the close of business on the 90th day (February 11, 2010) nor earlier than the close of business on the 120th day (January 12, 2010) prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.

EXPENSES OF SOLICITATION

We will bear the cost of solicitation of proxies. In addition to soliciting shareholders by mail, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Our directors, officers and regular employees may, without additional compensation, solicit shareholders in person or by mail, telephone, facsimile, or otherwise following the original solicitation.

AVAILABLE INFORMATION

Shareholders of record on March 16, 2009 will receive with this proxy statement a copy of our 2008 Annual Report on Form 10-K, containing detailed financial information concerning our company. Our 2008 Annual Report on Form 10-K is also available on-line from the SEC’s EDGAR database at the following address: www.sec.gov/cgi-bin/srch-edgar?progress+software

We will furnish our 2008 annual report on Form 10-K, including the financial statements, free of charge upon written request. The exhibits to the 2008 annual report on Form 10-K not included in the proxy materials are available electronically at www.sec.gov. Written requests should be directed to our Secretary at the address above. Our 2008 annual report on Form 10-K (including exhibits thereto) is also available on our website at www.progress.com.

Appendix A

PROGRESS SOFTWARE CORPORATION
1991 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated 24 March 2009)

1.	PURPOSE

The Progress Software Corporation Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Progress Software Corporation (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	DEFINITIONS

(a) “Eligible Compensation” for purposes of the Plan means: (i) with respect to individuals who are hourly employees, base salary plus payments for overtime and bonuses or (ii) with respect to individuals who are salaried employees, base salary plus sales commissions and bonuses. Eligible Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Committee” means the Compensation Committee of the Board.

(d) “Common Stock” means the common stock, $.01 par value per share, of the Company.

(e) “Company” shall also include any subsidiary of Progress Software Corporation designated as a participant in the Plan by the Board, unless the context otherwise requires.

(f) “Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by (i) the Company or (ii) any subsidiary corporation.

(g) “Subsidiary Corporation” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 424(f) of the Code.

3.	ELIGIBILITY

(a) Participation in the Plan is completely voluntary. Participation during any one or more of the Offering Periods, as hereafter defined, under the Plan shall neither limit, nor require, participation during any other Offering Period.

(b) Each Employee of the Company and its Subsidiary Corporations shall be eligible to participate in the Plan on any Offering Period commencement date, as hereafter identified, following the completion of three months of continuous service with the Company and/or its Subsidiary Corporations; provided, however, that no Employee shall be granted an option under the Plan:

(i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the

Company or any Subsidiary Corporation; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee; or

(ii) which permits his/her rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its Subsidiary Corporations to exceed US $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423 (b)(8) of the Code shall apply.

4.	OFFERING PERIOD/EXERCISE PERIOD

The right to purchase stock hereunder shall be made available by a series of “Exercise Periods” during an “Offering Period” to employees eligible in accordance with Paragraph 3 hereof.

Offering Period.  Each participant in the Plan will be enrolled in an Offering Period. An Offering Period has a duration of 27 consecutive months unless a participant: withdraws from the Plan, ceases to be an eligible employee, or is automatically transferred to a new Offering Period. Offering Periods commence on each of the following dates: January 1, April 1, July 1, or October 1.

Notwithstanding the foregoing, no Offering Period shall commence if at any time it is determined that the Company is not then lawfully permitted to offer, issue and sell shares of Common Stock in accordance with the terms of this Plan pursuant to an effective registration statement under the Securities Act of 1933, as amended. If an Offering Period cannot commence upon any date for the reason set forth above, an Offering Period may commence upon a date other than January 1, April 1, July 1 or October 1, and such Offering Period may be for a duration of less than 27 months. Any determination as to whether an Offering Period shall so commence on another date, and the duration of such Offering Period, shall be in the sole discretion of the Committee.

Exercise Period.  Each 27-month Offering Period consists of nine consecutive Exercise Periods lasting three months each. Exercise Periods start on January 1, April 1, July 1, and October 1.

Exercise Date.  During each 27-month Offering Period there will be nine Exercise Dates. An Exercise Date is the last date of each Exercise Period. Therefore, Exercise Dates will be as follows: March 31, June 30, September 30, and December 31.

Notwithstanding the foregoing and subject to Paragraph 22, in the event that, on any Exercise Date provided for herein, it is determined that the Company is not then lawfully permitted to offer, issue and sell shares of Common Stock in accordance with the terms of this Plan pursuant to an effective registration statement under the Securities Act of 1933, as amended, such Exercise Date shall be of no force or effect.

5.	PARTICIPATION

Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with their payroll department and the Plan administrator 20 days prior to an Offering Period commencement date.

A participant may be enrolled in only one Offering Period at a time. A participant will be re-enrolled automatically as a participant in future Offering Periods when an Offering Period in which such participant is currently enrolled ends, unless such participant withdraws from participation, is terminated or terminates employment, becomes ineligible to participate for any reason, or the Plan terminates.

6.	PAYROLL DEDUCTIONS

(a) At the time a participant files his/her authorization for a payroll deduction, he/she shall specify a percentage of his/her Eligible Compensation to be deducted from his/her pay on each payday during any Offering

Period in which he/she is a participant in the Plan. Such percentage shall be in increments of one percent (1%) up to a maximum percentage to be established for each Offering Period by the Committee.

(b) Payroll deductions for participants shall commence on the Offering Period commencement date following the effective date of his/her authorization for such payroll deductions.

(c) A participant may, at any time, reduce the percentage (but not below 1%) of his/her Eligible Compensation to be deducted on each payday that he/she participates in the Plan. A reduction in payroll deductions will be effective on the seventh business day following receipt of notice by the Company and will apply to the first full pay period commencing after such date.

(d) A participant may, at any time, increase the percentage (but not above the maximum established by the Committee) of his/her Eligible Compensation to be deducted on each payday that he/she participates in the Plan. An increase in payroll deductions will be effective on the seventh business day following receipt of notice by the Company and will apply to the first full Exercise Period commencing after such date.

(e) All payroll deductions made for a participant shall be credited to his/her account under the Plan. A participant may not make any separate cash payment into such account.

7.	GRANTING OF OPTION/EXERCISE PRICE

(a) On the commencement date of each Offering Period, a participant in such Offering Period shall be deemed to have been granted an option to purchase on each Exercise Date during such Offering Period (at the per share exercise price) up to a number of shares of the Company’s Common Stock determined by dividing such participant’s payroll deductions accumulated during the applicable Exercise Period by eighty-five (85%) of the market value per share of the Company’s Common Stock on the Offering Period commencement date or on the Exercise Date, whichever is lower, provided that the number of shares subject to the option shall not exceed 200% of the number of shares determined by dividing 10% of the participant’s Eligible Compensation over the Offering Period (determined as of the Offering Period commencement date) by 85% of the market value per share of the Company’s Common Stock on the Offering Period commencement date, subject to the limitations set forth in Section 3 (b) and 12 hereof. The Market value per share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.

(b) The exercise price per share to be paid for Common Stock purchased under the Plan shall be equal to the lower of 85% of the market value per share of the Common Stock on the first day of the Offering Period in which the Exercise Date falls, or 85% of the market value per share of the Common Stock on the Exercise Date. Market value per share of the Common Stock on a particular date is the closing price (or closing bid, if no sales were reported) of the Common Stock on the National Association of Securities Dealers Automated Quotation System, Inc. (“NASDAQ”), or, in the event the Common Stock is listed on a stock exchange, the market value per share shall be the closing price on such exchange, for that date, as reported in the Wall Street Journal. If a closing price is not available for a particular date, then the market value per share to be used for that date will be the closing stock price as of the last preceding trading day on the NASDAQ or a stock exchange for which a closing price is available. If the Common Stock is not listed on the NASDAQ or a stock exchange then the market value per share will be determined by the Committee.

For purpose of calculating the number of shares of Common Stock to be purchased with payroll deductions from participants outside of the United States, the Company will use the exchange rate published in the Wall Street Journal on the Exercise Date.

8.	EXERCISE OF OPTION

Unless a participant withdraws from the Plan or is terminated from participating in the Plan pursuant to paragraph 10 hereof, his/her option for the purchase of Common Stock will be deemed to have been exercised automatically on each Exercise Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his/her account at that time will purchase at the price of the Common Stock as determined in Paragraph 7 (b). Fractional shares will not be issued under the Plan and any excess funds in a participant’s account representing any fractional shares after Common Stock purchases made on each Exercise Date will be automatically carried forward to the next Exercise Period unless the participant elects, by written notice to their payroll department, to have the excess returned to him/her.

In the event that an Exercise Date is of no force or effect pursuant to the provisions of Paragraph 4 above, the automatic exercise described in this Paragraph shall occur on the next succeeding Exercise Date in such Offering Period that has not been determined to be of no force or effect. If there is no such Exercise Date in the Offering Period, all of the participant’s outstanding payroll deductions for such Offering Period shall be returned to the participant, without interest.

9.	NEW OFFERING PERIOD

If the market value of the Common Stock is lower on an Exercise Date than it was on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from that Offering Period immediately after the participants’ exercise of the option on such Exercise Date, and such participants will be automatically re-enrolled in a new Offering Period commencing immediately after that Exercise Date. The old Offering Period terminates upon such automatic re-enrollment.

10.	WITHDRAWAL AND TERMINATION

(a) Prior to the Exercise Date for each Exercise Period, any participant may withdraw all but not less than all of his/her payroll deductions under the Plan for such Exercise Period by giving written notice to his/her payroll department. All of the participant’s payroll deductions credited to such account will be paid to him/her after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made. Withdrawal from an Exercise Period will be deemed to be a withdrawal from the Offering Period which includes such Exercise Period. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

(b) A participant may elect not to exercise an option by giving written notice to their payroll department no less than seven (7) business days prior to the applicable Exercise Date. Any such election will be treated as a withdrawal pursuant to section (a) above.

(c) A participant’s election not to participate in, or withdrawal from, any Offering Period or Exercise Period within such Offering Period will not have any effect upon his/her eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

(d) Upon termination of the participant’s employment for any reason, including retirement but excluding death, all of his/her payroll deductions accrued during the relevant Exercise Period will be returned to the participant.

(e) Upon termination of the participant’s employment because of death, the participant’s beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the participant’s former payroll department prior to the expiration of a period of 90 days commencing with the date of the death of the participant but in no event later than the applicable Offering Period, either

(i) to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii) to exercise the participant’s option for the purchase of stock on the Exercise Date next following the date of the participant’s death for the purchase of the number of full shares which the participant’s accumulated payroll deductions, at the date of the participant’s death, will purchase at the applicable price, and any excess deductions will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the appropriate payroll department of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant at the date of the participant’s death and the same will be paid promptly to said beneficiary.

11.	INTEREST

No interest will be paid or allowed on any money paid into the Plan or credited to any participant.

12.	STOCK

(a) The maximum number of shares of Common Stock available for issuance and purchase by participants under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 4,500,000 shares of Common Stock, par value $.01 per share, of the Company. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to each participant under the Plan carried forward to the next Exercise Period in the applicable Offering Period or returned to the participant if the participant so chooses, by giving written notice to their payroll department to this effect.

(b) The participant will have no interest in stock underlying his/her option until such option has been exercised.

(c) The Committee, in its sole discretion, may establish a minimum holding period, if any, for shares of stock acquired pursuant hereto by any participant or his beneficiary pursuant to Paragraph 14 hereof. Certificates representing said shares of stock issued pursuant to this Plan may bear legends to that effect.

13.	ADMINISTRATION

The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14.	DESIGNATION OF BENEFICIARY

A participant shall file with their payroll department a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15.	TRANSFERABILITY

Neither payroll deductions credited to a participant nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10(a).

16.	USE OF FUNDS

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.	EFFECT OF CHANGES OF COMMON STOCK

If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18.	AMENDMENT OR TERMINATION

The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.

19.	NOTICES

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the participant’s payroll department.

20.	MERGER OR CONSOLIDATION

If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

21.	APPROVAL OF STOCKHOLDERS

The Plan is subject to the approval of the stockholders of the Company at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.

22.	GOVERNMENTAL AND OTHER REGULATIONS

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

ANNUAL MEETING OF SHAREHOLDERS OF
PROGRESS SOFTWARE CORPORATION
May 12, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://materials.proxyvote.com/743312
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
↓  Please detach along perforated line and mail in the envelope provided.  ↓
■    20633030000000000000   0                                                         051209

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN,
THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2.	Election of Directors.					FOR	AGAINST	ABSTAIN
				1.	To fix the number of directors constituting the full Board of Directors of the Company at six.	☐	☐	☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Barry N. Bycoff O Ram Gupta O Charles F. Kane O David A. Krall O Michael L. Mark O Richard D. Reidy		3.
To approve an amendment to the Progress Software Corporation 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under that plan from 4,000,000 to 4,500,000 shares.
						☐	☐	☐
				4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009.	☐	☐	☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE(S). IF SHAREHOLDER IS A CORPORATION OR PARTNERSHIP, PLEASE HAVE AN AUTHORIZED OFFICER SIGN ON BEHALF OF THE CORPORATION OR PARTNERSHIP.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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Dear Shareholder:
Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Shareholders, May 12, 2009.
Thank you in advance for your prompt consideration of these matters.
Sincerely,
Progress Software Corporation

1 ■

PROGRESS SOFTWARE CORPORATION
14 OAK PARK, BEDFORD, MASSACHUSETTS 01730
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — MAY 12, 2009
     The undersigned shareholder of Progress Software Corporation, revoking all prior proxies, hereby appoints Richard D. Reidy, Norman R. Robertson and James D. Freedman, or any of them acting singly, proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s office at 14 Oak Park, Bedford, Massachusetts on May 12, 2009, at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 10, 2009, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.
(Continued and to be signed on the reverse side)

COMMENTS:

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